Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           WOODWARD-CLYDE GROUP, INC.,

                                URS CORPORATION,

                                       AND

                           W-C ACQUISITION CORPORATION

                                 August 18, 1997

                                       5.

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                                TABLE OF CONTENTS

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RECITALS .......................................................................................................  1

AGREEMENT.......................................................................................................  2

ARTICLE 1         THE MERGER....................................................................................  2

         Section 1.1        Merger of Woodward-Clyde into the Subsidiary........................................  2
         Section 1.2        Effective Time of the Merger........................................................  2
         Section 1.3        Effects of the Merger...............................................................  2
         Section 1.4        Tax Consequences....................................................................  3

ARTICLE 2         EFFECT OF MERGER ON CAPITAL STOCK OF THE CONSTITUENT
                  CORPORATIONS..................................................................................  4

         Section 2.1        Conversion of the Woodward-Clyde Common and
                            Preferred Stock.....................................................................  4
         Section 2.2        Dissenting Shares...................................................................  7
         Section 2.3        Subsidiary Common Stock.............................................................  7
         Section 2.4        Cancellation of Treasury Shares.....................................................  7
         Section 2.5        Withholding Tax.....................................................................  7

ARTICLE 3         CLOSING.......................................................................................  8

         Section 3.1        Closing; Closing Date...............................................................  8

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF WOODWARD-CLYDE..............................................  8

         Section 4.1        Organization........................................................................  8
         Section 4.2        Capitalization......................................................................  8
         Section 4.3        Subsidiaries........................................................................  9
         Section 4.4        Material Investments................................................................  9
         Section 4.5        Authority Relative to this Agreement................................................ 10
         Section 4.6        Consents and Approvals; No Violations............................................... 10
         Section 4.7        Woodward-Clyde Reports and Financial Statements..................................... 11
         Section 4.8        Information Supplied................................................................ 12
         Section 4.9        Absence of Material Adverse and Other Changes....................................... 12
         Section 4.10       Litigation.......................................................................... 13
         Section 4.11       Absence of Undisclosed Liabilities.................................................. 13
         Section 4.12       No Default.......................................................................... 13
         Section 4.13       Properties, Liens, Etc.............................................................. 14
         Section 4.14       Taxes............................................................................... 14
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
         Section 4.15       Benefit Plans....................................................................... 15
         Section 4.16       Employment Matters; Labor Relations................................................. 18
         Section 4.17       Intellectual Property............................................................... 19
         Section 4.18       Insurance........................................................................... 21
         Section 4.19       Compliance with Applicable Law...................................................... 21
         Section 4.20       Certain Contracts and Arrangements.................................................. 21
         Section 4.21       Prohibited Payments................................................................. 22
         Section 4.22       Bank Accounts; Receivables.......................................................... 22
         Section 4.23       Related Party Transactions.......................................................... 23
         Section 4.24       Powers of Attorney.................................................................. 23
         Section 4.25       Environmental Matters............................................................... 23
         Section 4.26       Regulatory Matters.................................................................. 24
         Section 4.27       Immigration Reform and Control Act.................................................. 25
         Section 4.28       Board Approvals; Opinion of Financial Advisor....................................... 25
         Section 4.29       Brokers............................................................................. 25
         Section 4.30       Disclosure.......................................................................... 25
         Section 4.31       Reliance............................................................................ 25

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF URS......................................................... 25

         Section 5.1        Organization........................................................................ 26
         Section 5.2        Capitalization...................................................................... 26
         Section 5.3        Authority Relative to this Agreement................................................ 26
         Section 5.4        Consents and Approvals; No Violations............................................... 27
         Section 5.5        URS SEC Reports and Financial Statements............................................ 27
         Section 5.6        Absence of Material Adverse and Other Changes....................................... 28
         Section 5.7        Litigation.......................................................................... 29
         Section 5.8        Absence of Undisclosed Liabilities.................................................. 29
         Section 5.9        No Default.......................................................................... 29
         Section 5.10       Information Supplied.  ............................................................. 29
         Section 5.11       Board Approvals; Opinion of Financial Advisor....................................... 30
         Section 5.12       Brokers............................................................................. 30
         Section 5.13       Disclosure.......................................................................... 30
         Section 5.14       Financing Commitment Letter......................................................... 30

ARTICLE 6         PRE-CLOSING COVENANTS......................................................................... 31

         Section 6.1        Covenants of All Parties............................................................ 31
                 6.1.1      Advice of Changes................................................................... 31

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
                  6.1.2     Regulatory Approvals................................................................ 31
                  6.1.3     Confidentiality..................................................................... 31
                  6.1.4     Best Efforts........................................................................ 31
                  6.1.5     Financing Arrangements.............................................................. 32
                  6.1.6     Tax Matters......................................................................... 32

          Section 6.2       Covenants of Woodward-Clyde......................................................... 32
                  6.2.1     Conduct of Business Pending Merger.................................................. 32
                  6.2.2     Stockholders' Meeting; Proxy Statement.............................................. 34
                  6.2.3     Acquisition Proposals............................................................... 35
                  6.2.4     Maintenance of Business............................................................. 36
                  6.2.5     Access.............................................................................. 36
                  6.2.6     Liability Insurance................................................................. 36
                  6.2.7     Affiliate Agreements................................................................ 36
                  6.2.8     Comfort Letter...................................................................... 36
                  6.2.9     FIRPTA Matters...................................................................... 37
                  6.2.10    Employment and Noncompetition Agreements............................................ 37

          Section 6.3       Covenants of URS.................................................................... 37
                  6.3.1     Stockholders' Meeting; Proxy Statement.............................................. 37
                  6.3.2     Registration Statement.............................................................. 37
                  6.3.3     Listing Agreement................................................................... 37
                  6.3.4     Conduct of Business; Consultation................................................... 37
                  6.3.5     Access.............................................................................. 38

ARTICLE 7         CONDITIONS TO CONSUMMATION OF THE MERGER...................................................... 38

          Section 7.1       Conditions to Obligations of Woodward-Clyde......................................... 38
                  7.1.1     Representations and Warranties True at Closing...................................... 38
                  7.1.2     Covenants Performed................................................................. 38
                  7.1.3     Certificate......................................................................... 38
                  7.1.4     Stockholder Approvals............................................................... 38
                  7.1.5     Opinion of Counsel.................................................................. 39
                  7.1.6     Tax Opinion......................................................................... 39
                  7.1.7     Listing............................................................................. 40
                  7.1.8     Form S-4............................................................................ 40
                  7.1.9     Merger Documents.  ................................................................. 40
                  7.1.10    Material Adverse Changes............................................................ 40
                  7.1.11    HSR Filing.......................................................................... 40

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
          Section 7.2       Conditions to Obligations of URS and the Subsidiary................................. 40
                  7.2.1     Representations and Warranties True at Closing...................................... 40
                  7.2.2     Covenants Performed................................................................. 40
                  7.2.3     Certificate......................................................................... 40
                  7.2.4     Stockholder Approvals............................................................... 40
                  7.2.5     Opinion of Counsel.................................................................. 40
                  7.2.6     Government Contracts Opinion........................................................ 41
                  7.2.7     Tax Opinion......................................................................... 41
                  7.2.8     Listing............................................................................. 41
                  7.2.9     Agreements.......................................................................... 42
                  7.2.10    Form S-4............................................................................ 42
                  7.2.11    Merger Documents.................................................................... 42
                  7.2.12    Material Adverse Changes............................................................ 42
                  7.2.13    HSR Filing.......................................................................... 42
                  7.2.14    Consents.  ......................................................................... 42
                  7.2.15    No Litigation....................................................................... 42
                  7.2.16    Financing Arrangements.............................................................. 42

ARTICLE 8         ADDITIONAL AGREEMENTS......................................................................... 42

         Section 8.1        Public Announcements................................................................ 42
         Section 8.2        Confidentiality..................................................................... 43
         Section 8.3        Additional Agreements............................................................... 43
         Section 8.4        Non-Liability of Agents and Stockholders............................................ 43
         Section 8.5        Woodward-Clyde Capital Accumulation (Retirement) Plan............................... 43
         Section 8.6        Woodward-Clyde Annual Bonus Plan.................................................... 43
                 8.6.1      Bonus Pool.......................................................................... 43
                 8.6.2      Bonus Pool Allocation............................................................... 44
         Section 8.7        URS Board of Directors.............................................................. 44

ARTICLE 9         TERMINATION................................................................................... 45

         Section 9.1        Termination......................................................................... 45
         Section 9.2        Effect of Termination and Abandonment............................................... 46
         Section 9.3        Amendment........................................................................... 46
         Section 9.4        Extension; Waiver................................................................... 46

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ARTICLE 10        MISCELLANEOUS................................................................................. 46

         Section 10.1       Survival of Representations and Warranties.......................................... 46
         Section 10.2       Entire Agreement; Modification; Waiver.............................................. 47
         Section 10.3       Counterparts........................................................................ 47
         Section 10.4       Assignment.......................................................................... 47
         Section 10.5       Fees and Expenses................................................................... 47
         Section 10.6       Notices............................................................................. 47
         Section 10.7       Governing Law....................................................................... 48
         Section 10.8       Further Action...................................................................... 48
         Section 10.9       No Third Party Beneficiary.......................................................... 48
         Section 10.10      Effect of Headings.................................................................. 48
         Section 10.11      Severability........................................................................ 49

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                                                    v.

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is entered into as of August 18, 1997, by and among WOODWARD-CLYDE GROUP, INC., a Delaware corporation ("Woodward-Clyde"), URS CORPORATION, a Delaware corporation ("URS"), and W-C ACQUISITION CORPORATION, a Delaware corporation (the "Subsidiary"). Woodward-Clyde is sometimes referred to herein as the "Surviving Corporation" and Woodward-Clyde and the Subsidiary are sometimes collectively referred to herein as the "Constituent Corporations."

                                    RECITALS

         A. Woodward-Clyde is a corporation duly organized and existing under the laws of the State of Delaware, having as of the date hereof authorized capital stock consisting of (i) 4,922,625 shares of common stock, par value $0.01 per share (the "Woodward-Clyde Common Stock"), of which as of the date hereof, 1,964,175 shares are issued and outstanding, no shares are issued and held in treasury, and no shares are reserved for issuance, and (ii) 77,375 shares of preferred stock, par value $0.01 per share, of which as of the date hereof 44,898 shares are issued and outstanding, 32,477 shares are issued and held in treasury, and no shares are reserved for issuance (the "Woodward-Clyde Preferred Stock" and, together with the Woodward-Clyde Common Stock, the "Woodward-Clyde Stock").

         B. URS is a corporation duly organized and existing under the laws of the State of Delaware, having as of the date hereof authorized capital stock consisting of (i) 20,000,000 shares of common stock, par value $0.01 per share (the "URS Common Stock"), of which as of the date hereof, 10,561,263 are issued and outstanding, 51,902 are issued and held in treasury, and 2,463,043 are reserved for issuance, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding.

         C. The Subsidiary is a corporation duly organized and existing under the laws of the State of Delaware, having as of the date hereof authorized capital stock consisting of 100 shares of common stock, par value $1.00 per share (the "Subsidiary Common Stock"), all of which have been issued to, and are owned by, URS.

         D. URS, Woodward-Clyde and the Subsidiary have determined that it is advisable that Woodward-Clyde be merged with and into the Subsidiary on the terms and conditions set forth herein and pursuant to the applicable statutes and regulations (the "Merger").

         E. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code").

         F. The respective boards of directors of Woodward-Clyde, URS and the Subsidiary have authorized and approved the execution, delivery and the performance of this Agreement and the transactions contemplated hereby, and the boards of directors of

                                       1.

Woodward-Clyde and URS have directed that this Agreement be submitted to the respective stockholders of Woodward-Clyde and URS for consideration of and vote upon the approval of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and subject to the terms and conditions hereof, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 Merger of Woodward-Clyde into the Subsidiary. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "Delaware Law"), at the Effective Time of the Merger (as defined in Section 1.2 below), Woodward-Clyde shall be merged with and into the Subsidiary, and the separate existence of Woodward-Clyde shall thereupon cease, and the Subsidiary shall continue its corporate existence as the surviving corporation of the Merger under the laws of the State of Delaware under the name of Woodward-Clyde Group, Inc. (the "Surviving Corporation"), and the Subsidiary shall succeed to and assume all the rights and obligations of Woodward-Clyde in accordance with the Delaware Law.

         Section 1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable after the Closing Date, the parties shall file articles of merger, certificate of merger or other appropriate documents (in any such case, the "Merger Documents"), executed in accordance with the relevant provisions of the Delaware Law and shall make all other filings or recordings required under the Delaware Law. The Merger shall become effective at such time as the Merger Documents are duly filed with the Secretary of State of the State of Delaware, or at such other time as the parties hereto shall agree should be specified in the Merger Documents (the "Effective Time of the Merger").

         Section 1.3 Effects of the Merger. At the Effective Time of the Merger:

                  (a) the separate corporate existence of Woodward-Clyde shall cease and Woodward-Clyde shall be merged with and into the Subsidiary, which shall be the Surviving Corporation, and all of the assets of Woodward-Clyde shall become the property of the

                                       2.

Subsidiary  as  the  Surviving  Corporation  of  the  Merger,   subject  to  the
liabilities of Woodward-Clyde as of the Effective Time of the Merger;

                  (b) the Certificate of Incorporation of the Subsidiary, as in effect immediately prior to the Effective Time of the Merger and as amended to reflect the new corporate name of "Woodward-Clyde Group, Inc.", shall be the Certificate of Incorporation of the Surviving Corporation, and may be amended thereafter as provided by law;

                  (c) the Bylaws of the Subsidiary, as in effect immediately prior to the Effective Time of the Merger, shall be the Bylaws of the Surviving Corporation, and may be amended thereafter in accordance with their terms and as provided by law;

                  (d) the directors of the Subsidiary  immediately  prior to the
Effective Time of the Merger shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors are elected and duly qualified; if at the Effective Time of the Merger, any of the foregoing persons shall for any reason be unwilling or unable to serve, the resulting vacancy shall be filled as provided in such Bylaws;

                  (e) the officers of Woodward-Clyde immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation, each of such officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, at the pleasure of the board of directors of the Surviving Corporation and until their successors are elected and duly qualified; and

                  (f) the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations; and all the property, real, personal or mixed, including causes of action and every other asset of each of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed. The Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations. No liability or obligation due or to become due, claim or demand for any cause existing against either of the Constituent Corporations, or any stockholder, officer or director thereof, shall be released or impaired by the Merger. No action or proceeding, whether civil or criminal, then pending by or against the Constituent Corporations, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or special proceeding in place of the Constituent Corporations.

                                       3.

         Section 1.4 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and
1.368-3(a) of the United States Treasury Regulations. None of Woodward-Clyde, URS or Subsidiary will take a position on a tax return inconsistent with this
Section 1.4.

                                    ARTICLE 2

                        EFFECT OF MERGER ON CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

         Section  2.1  Conversion  of the  Woodward-Clyde  Common and  Preferred
Stock.

                  (a) Conversion; Merger Consideration. At the Effective Time of the Merger, each share of the Woodward-Clyde Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted as follows:

                          (i) the shares of Woodward-Clyde Preferred Stock shall be converted into the right to receive $8,306,130 in the aggregate in cash, to be allocated between such shares in such manner as may be determined by the trustees of the Retirement Plan (as defined in Section 8.5 below), all of which shall be payable upon the surrender of the certificate(s) formerly representing such share of Woodward-Clyde Preferred Stock; and

                         (ii) each share of Woodward-Clyde Common Stock shall be converted into the right to receive (a) the Applicable Common Multiple (as defined below) of URS Common Stock, and (b) the Applicable Common Cash Component (as defined below) in cash, all of which shall be payable upon the surrender of the certificate(s) formerly representing such share of Woodward-Clyde Common Stock.

For purposes of this Agreement:

         the "Applicable Common Multiple" shall be the multiple: (A) having a numerator equal to $65 million divided by the average closing price of the URS Common Stock on the New York Stock Exchange over the last twenty (20) trading days ending two (2) trading days prior to the Closing Date (the "URS Average Closing Price"), but in no event less than $12.50 or greater than $16.07, and (B) having a denominator equal

                                       4.

         to the aggregate number of shares of Woodward-Clyde Common Stock issued and outstanding immediately prior to the Effective Time of the Merger; and

         The "Applicable Common Cash Component" shall mean the amount determined by dividing (A) a numerator equal to $26,693,870, plus an amount equal to the excess, if any, of $65 million over the product of the Applicable Common Multiple, the aggregate number of shares of Woodward-Clyde Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and the URS Average Closing Price, by
         (B) a denominator equal to the aggregate number of shares of Woodward-Clyde Common Stock issued and outstanding immediately prior to the Effective Time of the Merger.

         The cash and the URS Common Stock so deliverable is hereinafter collectively referred to as the "Merger Consideration."

                  (b) Fractional Shares. No fractional shares of the URS Common Stock will be issued as a result of the Merger. In lieu of the issuance of any fractional shares of the URS Common Stock, holders of shares of the Woodward-Clyde Stock who would otherwise have been entitled to receive a fraction of a share of the URS Common Stock shall be entitled to receive, from URS, an amount of cash, without interest, equal to the closing price of the URS Common Stock as reported on the New York Stock Exchange on the trading day immediately preceding the Closing Date as listed in The Wall Street Journal, multiplied by the fraction of a share of the URS Common Stock to which such holder would otherwise have been entitled.

                  (c) Surrender of Certificates and Receipt of Consideration.

                            (1) Appointment of Exchange Agent; Exchange Fund. As
of the Effective Time of the Merger, URS shall deposit, or shall cause to be deposited with an exchange agent selected by URS and reasonably satisfactory to Woodward-Clyde (the "Exchange Agent"), for the benefit of holders of the Woodward-Clyde Stock, for exchange in accordance with this Article 2, (i) certificates representing the number of shares of the URS Common Stock issuable as part of the Merger Consideration, and (ii) cash in an amount equal to the aggregate cash component of the Merger Consideration, and (iii) cash to be paid in lieu of the issuance of fractional shares (such cash and certificates for the shares of URS Common Stock are hereinafter referred to collectively as the "Exchange Fund").

                            (2) Notice to Woodward-Clyde  Stockholders.  As soon
as reasonably practicable after the Effective Time of the Merger, URS shall cause the Exchange

                                       5.

Agent to mail to each holder of record of a certificate or certificates representing the Woodward-Clyde Stock (A) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for shares of the Woodward-Clyde Stock shall pass, only upon delivery of the certificates for the shares of the Woodward-Clyde Stock to the Exchange Agent, and shall be in such form and have such other provisions as URS may reasonably specify, and (B) instructions for use in effecting the surrender of the certificates for the shares of the Woodward-Clyde Stock in exchange for the Merger Consideration.

                            (3) Surrender of Woodward-Clyde  Stock Certificates.
Upon surrender of a certificate for shares of the Woodward-Clyde Stock (a "Woodward-Clyde Stock Certificate") for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by URS, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor the number of whole shares of the URS Common Stock to which the holder of the Woodward-Clyde Stock is entitled pursuant to this Article 2 plus that portion of the cash in the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Section 2.1, after giving effect to any required withholding tax, and the Woodward-Clyde Stock Certificate for the shares of the Woodward-Clyde Stock so surrendered shall forthwith be canceled.

                            (4) Limitations. Notwithstanding any other provision
of this Agreement, until holders of Woodward-Clyde Stock Certificates representing shares of the Woodward-Clyde Stock have surrendered them for exchange as provided herein, (1) no dividends or other distributions shall be paid with respect to any shares represented by such Certificates and no payment for fractional shares shall be made, and (2) without regard to when such Woodward-Clyde Stock Certificates are surrendered for exchange as provided herein, no interest shall be paid on any dividends or other distributions or any payment for fractional shares. Upon surrender of a Woodward-Clyde Stock
Certificate, there shall be paid to the holder of such Woodward-Clyde Stock Certificate the amount of any dividends or other distributions which theretofore became payable, but which were not paid by reason of the preceding sentence, with respect to the number of whole shares of URS Common Stock represented by the Woodward-Clyde Stock Certificate or Certificates issued upon such surrender. If any certificate for URS Common Stock is to be issued in a name other than in which the Woodward-Clyde Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange pay any transfer or other taxes required by reason of the issuance of certificates for such shares of URS Common Stock in a name other than that of the registered holder of the Woodward-Clyde Stock Certificate surrendered, or establish to the satisfaction of Woodward-Clyde that

                                       6.

such tax has been paid or is not applicable. Certificates of URS Common Stock issued to holders of Woodward-Clyde Stock issued under a Woodward-Clyde restricted stock plan shall bear legends substantially similar to the legends presently on the Woodward-Clyde Stock Certificates and as required by applicable law.

                            (5) Payment. The Exchange Agent shall within fifteen
(15) business days of receipt of such Woodward-Clyde Stock Certificate pay the holder of such certificate, in immediately available funds, the amount of cash into which the shares theretofore represented by such certificate shall have been converted pursuant to Section 2.1, and the Woodward-Clyde Stock Certificate so surrendered shall be canceled. In the event of a transfer of ownership of shares of Woodward-Clyde Stock that is not registered in the transfer records of Woodward-Clyde, payment may be made to a person other than the person in whose name the certificate so surrendered is registered, if such certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such
Woodward-Clyde Stock Certificate or establish to the satisfaction of the Woodward-Clyde that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.1, each Woodward-Clyde Stock Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the amount of the Merger Consideration, without interest, into which the shares theretofore represented by such Woodward-Clyde Stock Certificate shall be converted pursuant to this Section 2.1. No interest will be paid or will accrue on the cash payable upon the surrender of any Woodward-Clyde Stock Certificate.

                  (d) Cancellation of the Woodward-Clyde Stock; Closing of Stock Transfer Books. At the Effective Time of the Merger, all of the authorized and outstanding shares of the Woodward-Clyde Stock shall be canceled and cease to represent any interest in Woodward-Clyde and such holders shall cease to have any rights of a stockholder of Woodward-Clyde. The stock transfer books of Woodward-Clyde shall be closed at the Effective Time of the Merger, and no further transfers of Woodward-Clyde Stock will be made on such stock transfer books. From and after the Effective Time of the Merger, the holders of shares of the Woodward-Clyde Stock outstanding immediately prior to the Effective Time of the Merger as such holders shall be entitled to receive only the Merger Consideration. From the Effective Time of the Merger, the holders of the shares of the Woodward-Clyde Stock which shall be converted into the URS Common Stock pursuant to Section 2.1(a) shall have all of the rights of holders of the number of shares of the URS Common Stock into which such Woodward-Clyde Stock has been converted.

                                       7.

         Section 2.2 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Woodward-Clyde Stock that are issued and outstanding immediately prior to the Effective Time of the Merger and that are held by stockholders who have not voted such shares in favor of the Merger and who have delivered a written demand for appraisal of such shares in the manner provided in Section 262 of the Delaware Law ("Dissenting Shares") shall not be canceled and converted into shares of URS Common Stock in accordance with
Section 2.1 above unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to appraisal and payment under the Delaware Law. If such stockholder shall have so failed to perfect, or shall have effectively withdrawn or lost such right, such holder's shares of Woodward-Clyde Stock shall thereupon be deemed to have been canceled and converted as described in Section 2.1 at the Effective Time of the Merger, and each such share shall represent solely the right to receive shares of URS Common Stock and cash in accordance with Section 2.1. Woodward-Clyde shall give URS prompt notice of any demands received by Woodward-Clyde for appraisal of its shares, and, prior to the Effective Time of the Merger, URS shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time of the Merger, Woodward-Clyde shall not, except with the prior written consent of URS, make any payment with respect to, or settle or offer to settle, any such demands. From and after the Effective Time of the Merger, no stockholder of Woodward-Clyde who has demanded appraisal rights as provided in Section 262(d) of the Delaware Law shall be entitled to vote such holder's shares of Woodward-Clyde Stock for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions payable to stockholders of record at a date which is prior to the Effective Time of the Merger).

         Section 2.3 Subsidiary Common Stock. At the Effective Time of the Merger, each share of the Subsidiary Common Stock outstanding immediately prior to the Effective Time of the Merger shall remain issued and outstanding.

         Section 2.4 Cancellation of Treasury Shares. Any share of the Woodward-Clyde Stock held in the treasury of Woodward-Clyde at the Effective Time of the Merger shall be canceled and retired at the Effective Time of the Merger and no shares shall be issuable with respect thereto.

         Section 2.5 Withholding Tax. The right of any stockholder to receive the Merger Consideration shall be subject to and reduced by the amount of any required tax withholding obligation.

                                       8.

                                    ARTICLE 3

                                     CLOSING

         Section 3.1 Closing; Closing Date. Unless this Merger Agreement shall have been terminated and the Merger abandoned pursuant to the provisions of
Article 9, a closing ("Closing") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111-3580 at 10:00 a.m., California time, on the business day following the later of the approval of the Woodward-Clyde stockholders as contemplated by Section 6.2.2 and the approval of the URS stockholders as contemplated by Section 6.3.1, or at such other time and place as may be agreed upon in writing by the parties hereto (the "Closing Date").

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF WOODWARD-CLYDE

         Except as otherwise disclosed to URS in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Woodward-Clyde Disclosure Letter"), Woodward-Clyde represents and warrants to URS and the Subsidiary as follows:

         Section 4.1 Organization. Each of Woodward-Clyde and the Woodward-Clyde Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business as now being conducted, except where the failure to be so organized, existing, and in good standing or to have such power and authority would not have a Woodward-Clyde Material Adverse Effect (as defined below). Each of Woodward-Clyde and the Woodward-Clyde Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except in any such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Woodward-Clyde Material Adverse Effect (defined below). For purposes of this Agreement: (a) "Woodward-Clyde Material Adverse Effect" means, when used in connection with Woodward-Clyde, any change or effect that is materially adverse to the business, financial condition, results of operations, or assets of Woodward-Clyde and the Woodward-Clyde Subsidiaries taken as a whole, other than changes or effects resulting from (i) changes

                                       9.

attributable to conditions affecting the engineering business generally, (ii) changes in general economic conditions, or (iii) changes attributable to the announcement or pendency of the Merger.

         Section 4.2 Capitalization. The authorized capital stock of Woodward-Clyde consists of 4,922,625 shares of Woodward-Clyde Common Stock, par value $0.01 per share, and 77,375 shares of preferred stock, par value $0.01 per share (the "Woodward-Clyde Preferred Stock"). As of the date hereof, (i) 1,964,175 shares of Woodward-Clyde Common Stock are issued and outstanding, (ii) no shares of Woodward-Clyde Common Stock are held in treasury, (iii) 44,898 shares of Woodward-Clyde Preferred Stock are issued and outstanding, and (iv) 32,477 shares of Woodward-Clyde Preferred Stock are held in treasury. All of the issued and outstanding shares of Woodward-Clyde Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above or as specified in Section 4.2 of the Woodward-Clyde Disclosure Letter or as disclosed in the notes to the Woodward-Clyde Financial Statements (as defined in Section 4.7 below) for the period ended December 31, 1996, as of the date of this Agreement there are no shares of Woodward-Clyde capital stock of any other class issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Woodward-Clyde to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. Except as provided in this Agreement or as set forth in Section 4.2 of the Woodward-Clyde Disclosure Letter, after the Effective Time of the Merger, Woodward-Clyde will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

         Section 4.3 Subsidiaries. Section 4.3 of the Woodward-Clyde Disclosure Letter identifies each corporation or other entity of which Woodward-Clyde, directly or indirectly, owns or controls voting securities or other interests which are sufficient to elect a majority of the board of directors or others performing similar functions of such corporation or other entity (a "Woodward-Clyde Subsidiary") and sets forth for each Woodward-Clyde Subsidiary:
(i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock; and (iii) the number of issued and outstanding shares of capital stock. Woodward-Clyde owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Woodward-Clyde Subsidiary) of each of the Woodward-Clyde Subsidiaries. Each of the outstanding shares of capital stock of each of the Woodward-Clyde Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock of each Woodward-Clyde Subsidiary is owned, directly or indirectly, by Woodward-Clyde, free and clear of all liens, pledges, security interests, claims, or other encumbrances of any nature

                                       10.

whatsoever ("Liens"). There are not now, and at Closing there will not be, (a) any issued or outstanding securities convertible into or exchangeable for, or any options, warrants, calls, subscriptions or other rights (preemptive or otherwise) to acquire, any shares of capital stock of any of the Woodward-Clyde Subsidiaries; or (b) any agreements or contractual commitments obligating Woodward-Clyde, or restricting Woodward-Clyde's rights, to transfer, sell, or vote, the capital stock of the Woodward-Clyde Subsidiaries owned by it, directly or indirectly.

         Section 4.4 Material Investments. Except as set forth in Section 4.4 of the Woodward-Clyde Disclosure Letter, Woodward-Clyde does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation (other than a Woodward-Clyde Subsidiary), partnership, joint venture or other business association or entity that is material to Woodward-Clyde. With respect to those entities indicated on Section 4.4 of the Woodward-Clyde Disclosure Letter, Woodward-Clyde has heretofore delivered to URS financial statements (audited to the extent available) and interim unaudited financial statements of each of such entities (through the most recently concluded fiscal quarter for each of such persons) and, to the best knowledge of Woodward-Clyde, such financial statements fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto or in Section 4.4 of the Woodward-Clyde Disclosure Letter), the financial condition of each thereof as at and the results of operations for the periods so indicated (subject to normal year-end adjustments in the case of the interim unaudited financial statements), and Woodward-Clyde's disclosures with respect to its investment in each such entities otherwise included in the Woodward-Clyde Reports (as defined below) do not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or which are necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.4 of the Woodward-Clyde Disclosure Letter, Woodward-Clyde (or, as indicated thereon, a Woodward-Clyde Subsidiary) has good and marketable title to the securities evidencing its investment in the entities indicated in Section 4.4 of the Woodward-Clyde Disclosure Letter, and such securities have been validly issued and are fully paid and nonassessable and are held by Woodward-Clyde or a Woodward-Clyde Subsidiary free and clear of any Lien, restraint on alienation, or any other restriction with respect of the transferability or assignability thereof (other than restrictions on transfer imposed by Federal or state securities laws).

         Section 4.5 Authority Relative to this Agreement. Woodward-Clyde has all requisite corporate power and authority to enter into this Agreement and subject, in the case

                                       11.

of this Agreement, to approval of this Agreement by the stockholders of Woodward-Clyde and to the consents and approvals set forth in Section 4.6 below, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Woodward-Clyde and the consummation by Woodward-Clyde of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Woodward-Clyde, including the unanimous approval of the Board of Directors of Woodward-Clyde, and no other corporate proceedings on the part of Woodward-Clyde are necessary to authorize this Agreement or the transactions contemplated hereby except for approval by the stockholders of Woodward-Clyde. This Agreement has been duly and validly executed and delivered by Woodward-Clyde and constitutes a valid and binding agreement of Woodward-Clyde, enforceable against Woodward-Clyde in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws relating to
enforcement  of  creditors'  rights   generally,   and  (ii)  general  equitable
principles.

         Section 4.6 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the HSR Act, Securities Act and Exchange Act, collectively, the "Governmental Requirements"), state securities or blue sky laws, state and local laws and regulations relating to licensing, and the filing of the Documents of Merger as required by the Delaware Law, no filing with, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority ("Government Entity") is necessary for the execution, delivery and performance of this Agreement by Woodward-Clyde for the consummation by Woodward-Clyde of the transactions contemplated by this Agreement. Neither the execution, delivery nor performance of this Agreement by Woodward-Clyde, nor the consummation by Woodward-Clyde of the transactions contemplated hereby, nor compliance by Woodward-Clyde with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or Bylaws of Woodward-Clyde or the articles or certificate of incorporation, as the case may be, or Bylaws of any of the Woodward-Clyde Subsidiaries, (ii) except as set forth in Section 4.6(ii) of the Woodward-Clyde Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Woodward-Clyde or any of the Woodward-Clyde Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected,

                                       12.

(iii) except as set forth in Section 4.6(iii) of the Woodward-Clyde Disclosure Letter, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Woodward-Clyde, any Woodward-Clyde Subsidiary or any of their properties or assets, (iv) except as set forth in Schedule 4.6(iv) of the Woodward-Clyde Disclosure Letter, result in the creation or imposition of any Lien on any asset of Woodward-Clyde or any Woodward-Clyde Subsidiary, or (v) except as set forth in Section 4.6(v) of the Woodward-Clyde Disclosure Letter, cause the suspension or revocation of any certificates of need, accreditation, registrations, licenses, permits and other consents or approvals of governmental agencies or accreditation organizations, except in the case of clauses (ii),
(iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Woodward-Clyde Material Adverse Effect.

         Section 4.7 Woodward-Clyde Reports and Financial Statements. Woodward-Clyde has delivered or made available to URS true and complete copies of each financial report delivered to its lenders, and each proxy statement or annual information statement, including, without limitation, its Annual Reports to Stockholders, delivered to its stockholders, at any time since January 1, 1992 (collectively, the "Woodward-Clyde Reports"). Except as set forth in Section 4.7 of the Woodward-Clyde Disclosure Letter, as of the respective dates of such Woodward-Clyde Reports, each of the Woodward-Clyde Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements of Woodward-Clyde (including any related notes and schedules) included in the Woodward-Clyde Reports for each of the five fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996, and each of the interim unaudited financial statements of Woodward-Clyde (including any related notes and schedules) for each of the interim periods in the year ended December 31, 1996 and for all interim periods subsequent thereto (collectively, the "Woodward-Clyde Financial Statements"), fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Woodward-Clyde and the Woodward-Clyde Subsidiaries as of its date and the consolidated results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). There has been no change in Woodward-Clyde's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Woodward-Clyde Financial Statements, except as described in the notes thereto.

                                       13.

         Section 4.8 Information Supplied. None of the information supplied or to be supplied by Woodward-Clyde or the Woodward-Clyde Subsidiaries, auditors, attorneys, financial advisors, or other consultants or advisors for inclusion in
(a) the registration statement on Form S-4, and any amendment thereto, to be filed under the Securities Act with the Securities and Exchange Commission (the "SEC") by URS in connection with the issuance of the URS Common Stock in or as a result of the Merger (the "Form S-4"), or (b) the joint proxy statement and any amendment or supplement thereto to be distributed in connection with the meetings of the stockholders of Woodward-Clyde and URS to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the Form S-4, the "Proxy Statement/Form S-4"), will: (i) in the case of the Proxy Statement and any amendment or supplement thereto, (1) at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and (2) at the time of Woodward-Clyde's meeting of stockholders, and
(ii) in the case of the Form S-4, as amended or supplemented, (x) at the time it becomes effective, (y) at the time of any post-effective amendment thereto, and
(z) at the time of the meeting of the stockholders of Woodward-Clyde, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Woodward-Clyde agrees to correct as promptly as practicable any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to enable URS to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the Woodward-Clyde and URS stockholders to the extent required by applicable law. The Proxy Statement/Form S-4 as it relates to Woodward-Clyde and its Subsidiaries will comply as to form in all material respects with the provisions of all applicable laws, including the provisions of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by Woodward-Clyde with respect to information supplied by URS specifically for inclusion therein.

         Section 4.9 Absence of Material Adverse and Other Changes. Except as contemplated by this Agreement, and except as set forth in Section 4.9 of the Woodward-Clyde Disclosure Letter, since December 31, 1996, Woodward-Clyde and the Woodward-Clyde Subsidiaries have conducted their business in the ordinary course, consistent with past practices, and there has not been: (a) any event or occurrence that has resulted in a Woodward-Clyde Material Adverse Effect, or any development or combination of developments of which Woodward-Clyde has knowledge that is reasonably likely, in Woodward-Clyde's commercially reasonable judgment, to result in a Woodward-Clyde Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or

                                       14.

other capital distributions in respect of any of its capital stock, except for regular cash dividends to holders of Woodward-Clyde Common Stock in amounts and at times consistent with prior practice, or any redemption or repurchase or other acquisition of any shares of its capital stock, (c) any increase in the regular compensation of any of the officers or employees of Woodward-Clyde or the Woodward-Clyde Subsidiaries, except such increases as have been granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews, promotions and related compensation increases), (d) any incurrence, assumption or guarantee by Woodward-Clyde or any of the Woodward-Clyde Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices, (e) any transaction or commitment made, or any contract or agreement entered into, by Woodward-Clyde or any of the Woodward-Clyde Subsidiaries (including the acquisition or disposition of any assets) or any relinquishment by Woodward-Clyde or any of the Woodward-Clyde Subsidiaries of any contract or other right, in either case, material to Woodward-Clyde's business taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement, (f) any change in any method of accounting or accounting practice by Woodward-Clyde or any of the Woodward-Clyde Subsidiaries, except for any such change after the date hereof required by reason of a mandatory concurrent change in GAAP, (g) any loss or damage to the properties or assets of Woodward-Clyde or the Woodward-Clyde Subsidiaries which has resulted or is reasonably likely to result in a Woodward-Clyde Material Adverse Effect, or (h) any agreement or any commitment to take any of the actions described in this Section 4.9.

         Section 4.10 Litigation. Except for litigation disclosed in the notes to the financial statements included in the Woodward-Clyde Reports or as set forth in Section 4.10 of the Woodward-Clyde Disclosure Letter, there is no suit, action or proceeding (whether at law or equity, before or by any Federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of Woodward-Clyde, threatened against or affecting Woodward-Clyde or any of the Woodward-Clyde Subsidiaries, the outcome of which, in the reasonable judgment of
Woodward-Clyde, is likely individually or in the aggregate to have a Woodward-Clyde Material Adverse Effect, or which challenges the validity of this Agreement or seeks to prevent, enjoin, materially alter or materially delay the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Woodward-Clyde or any of the Woodward-Clyde Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

                                       15.

         Section 4.11 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Woodward-Clyde Financial Statements (or reflected in the notes thereto) or which were incurred after December 31, 1996 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, Woodward-Clyde and the Woodward-Clyde Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

         Section 4.12 No Default. Except as set forth in Section 4.12 of the Woodward-Clyde Disclosure Letter, neither Woodward-Clyde nor any of the Woodward-Clyde Subsidiaries is in violation or breach of, or default under (and to the best knowledge of Woodward-Clyde no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of (a) its Certificate or Articles of Incorporation, as the case may be, or Bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, lease, commitment or other instrument or obligation to which Woodward-Clyde or any of the Woodward-Clyde Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Woodward-Clyde or any of the Woodward-Clyde Subsidiaries or any of their properties or assets, or (d) any certificate of need, accreditation, registration, license, permit and other consent or approval of governmental agencies or accreditation organization, except in the case of clauses (b), (c) and (d) above for violations, breaches or defaults which would not individually or in the aggregate have a Woodward-Clyde Material Adverse Effect.

         Section 4.13 Properties, Liens, Etc. Woodward-Clyde and the Woodward-Clyde Subsidiaries own all of their tangible and intangible property, real and personal, free and clear of any Liens, except for statutory mechanics' and materialmens' liens, liens for current taxes not yet delinquent, and liens and encumbrances which do not confer upon the secured parties rights to property which, if exercised upon default, would have a Woodward-Clyde Material Adverse Effect. All plants, structures and material equipment owned or leased by Woodward-Clyde or the Woodward-Clyde Subsidiaries and used in the operation of their business are in satisfactory condition and repair for the requirements of such business as presently conducted. Neither Woodward-Clyde nor any of the Woodward-Clyde Subsidiaries have received notice, or have knowledge of, any pending, threatened or contemplated condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any real property owned or leased by Woodward-Clyde or any of the Woodward-Clyde Subsidiaries.

                                       16.

         Section 4.14 Taxes. Except as set forth in Section 4.14 of the Woodward-Clyde Disclosure Letter:

                  (a) Woodward-Clyde and each of the Woodward-Clyde Subsidiaries
(i) has timely filed (or has had timely filed on its behalf) all material Tax Returns (as defined below) required by applicable law to be filed by any of them whose due dates fall on or prior to the date of this Agreement, and will cause to be timely filed all required material Tax Returns whose due dates fall on or before the Closing Date, and all such Tax Returns and amendments thereto are or will be true, complete, and correct in all material respects, (ii) has paid (or has had paid on its behalf) all Taxes due or has properly accrued or reserved for all such Taxes covered by such reports and (iii) has properly accrued for all Taxes for periods subsequent to the periods covered by such Tax Returns.

                  (b) There are no material liens for Taxes upon the assets of Woodward-Clyde or any of the Woodward-Clyde Subsidiaries, except liens for Taxes not yet due.

                  (c) There are no material deficiencies or adjustments for Taxes that have been proposed or assessed by any Tax Authority (as defined below) against Woodward-Clyde or any of the Woodward-Clyde Subsidiaries and which remain unpaid.

                  (d) The Federal income tax returns of Woodward-Clyde and each of the Woodward-Clyde Subsidiaries have been examined by the Internal Revenue Service for all past taxable years and periods to and including the years set forth in Section 4.14 of the Woodward-Clyde Disclosure Letter, and all material deficiencies finally assessed as a result of such examinations have been paid.
Section 4.14 of the Woodward-Clyde Disclosure Letter sets forth (i) all taxable years and periods of Woodward-Clyde and the Woodward-Clyde Subsidiaries that are presently under Audit (as defined below) or in respect of which Woodward-Clyde or any of the Woodward-Clyde Subsidiaries has been notified in writing by the relevant Tax Authority that it will be Audited, (ii) the taxable years of Woodward-Clyde and the Woodward-Clyde Subsidiaries in respect of which the statutory period of limitations for the assessment of Federal, state and local income or franchise Taxes has expired, and (iii) all waivers extending the statutory period of limitation applicable to any material Tax Return filed by Woodward-Clyde or any of the Woodward-Clyde Subsidiaries for any taxable period ending prior to the date of this Agreement.

                  (e)  Prior  to  the  date  hereof,   Woodward-Clyde   and  the
Woodward-Clyde Subsidiaries have disclosed all material Tax sharing, Tax indemnity, or similar agreements to which Woodward-Clyde or any of the Woodward-Clyde Subsidiaries is a party, is bound by, or has any obligation or liability for Taxes.

                                       17.

                  (f) As used in this  Agreement,  (i)  "Audit"  shall  mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes, (ii) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, (iii) "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes, and (iv) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

         Section 4.15 Benefit Plans.

                  (a) Section 4.15 of the Woodward-Clyde Disclosure Letter lists each Woodward-Clyde Plan (as defined below). With respect to each of the Woodward-Clyde Plans, Woodward-Clyde has heretofore delivered or made available to URS true and complete copies of each of the following documents: (i) a copy of each written plan (including all amendments thereto) or a description of each unwritten plan; (ii) a copy of the annual report, if required under ERISA, with respect to each Woodward-Clyde Plan for the last three years; (iii) a copy of the actuarial report, if required under ERISA, with respect to each Woodward-Clyde Plan for the last three years and any interim actuarial reports or calculations provided by the actuary since the date of the most recent annual actuarial report; (iv) the most recent summary plan description and all succeeding summaries of material modifications for each Woodward-Clyde Plan for which a summary plan description is required; (v) if the Woodward-Clyde Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and (vi) the most recent determination letter issued with respect to each Qualified Woodward-Clyde Plan. Each of the Woodward-Clyde Plans has been operated and administered in all material respects in accordance with their terms and with all applicable laws, including Federal and state securities laws. Each Woodward-Clyde Plan intended to be qualified under
Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and nothing has occurred since the date of such letter that would adversely affect such qualification or exemption.

                  (b) Section 4.15 of the Woodward-Clyde Disclosure Letter lists each Woodward-Clyde Benefit Arrangement which provides, or is expected to provide, for aggregate payments of in excess of $100,000 in any calendar year. With respect to each of

                                       18.

the Woodward-Clyde Benefit Arrangements, Woodward-Clyde has heretofore delivered to or made available to URS true and complete copies of each written plan (including all amendments thereto) or a description of each unwritten plan. Each Woodward-Clyde Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations, including, without limitation, ERISA and the Code, that are applicable to such Woodward-Clyde Benefit Arrangement, including Federal and state securities laws.

                  (c) Neither Woodward-Clyde nor the Woodward-Clyde Subsidiaries nor any of their ERISA Affiliates has been involved in any transaction, taken any action, or failed to take any action relating to a Woodward-Clyde Benefit Arrangement that could cause Woodward-Clyde or the Woodward-Clyde Subsidiaries to be subject to any liability that would likely cause a Woodward-Clyde Material Adverse Effect. No fiduciary of any Woodward-Clyde Plan or Woodward-Clyde
Benefit Arrangement has taken any action that would result in such fiduciary being liable for the payment of damages under ERISA Section 409 and that would result in any material liability for Woodward-Clyde, the Woodward-Clyde Subsidiaries or URS.

                  (d) Except with respect to contributions to Woodward-Clyde Plans under Section 412 of the Code that are current and not past due, neither Woodward-Clyde nor the Woodward-Clyde Subsidiaries has incurred (directly or indirectly) prior to the Closing any current obligation to pay (i) any liability under Title IV of ERISA or (ii) any liability under Section 412 of the Code that remains unpaid at the date of signing of this Agreement. There is no "unfunded pension liability," i.e., excess of the value of benefits earned to date over assets, with respect to Employee Benefit Plans subject to Title IV of ERISA. All premiums owed to the Pension Benefit Guaranty Corporation with respect to any Employee Benefit Plan subject to Title IV have been paid.

                  (e) None of Woodward-Clyde, the Woodward-Clyde Subsidiaries, or their ERISA Affiliates is making or accruing an obligation to make contributions or has, on or after January 1, 1980, made or accrued an obligation to make contributions to a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  (f) Full payment has been made of all amounts that Woodward-Clyde and the Woodward-Clyde Subsidiaries are required to pay as contributions to the Employee Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended prior to the date of this Agreement.

                                       19.

                  (g) No Woodward-Clyde Plan or Woodward-Clyde Benefit Arrangement provides or ever provided benefits, including without limitation, death or medical benefits (whether or not insured and whether or not funded), with respect to current or former employees of Woodward-Clyde and the Woodward-Clyde Subsidiaries beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits, or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Woodward-Clyde and disclosed heretofore to URS, or (iv) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary)). The consummation of the transactions contemplated hereby will not (i) entitle any current or former employee of Woodward-Clyde or the Woodward-Clyde Subsidiaries to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee.

                  (h) With respect to Woodward-Clyde Plans and Woodward-Clyde Benefit Arrangements, all reports, forms, and other documents required to be filed with any governmental authority or distributed to plan participants (including, without limitation, summary plan descriptions, Forms 5500, and summary annual reports) have been timely filed (if applicable) and distributed (if applicable) and were accurate.

                  (i) There are no pending, threatened, or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any Woodward-Clyde Plans or Woodward-Clyde Benefit Arrangements. No Woodward-Clyde Plans or Woodward-Clyde Benefit Arrangements are presently under audit or examination (nor has notice been received of a potential audit) by the Internal Revenue Service, the Department of Labor, or PBGC, nor are there any matters pending with respect to any Woodward-Clyde Plan with the Internal Revenue Service under its Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs.

                  (j) No "prohibited transaction," as such term is defined in Code Section 4975 and ERISA Section 406, has occurred with respect to any Woodward-Clyde Plan or Woodward-Clyde Benefit Arrangement that could subject such plan, any fiduciary thereof, Woodward-Clyde, the Woodward-Clyde Subsidiaries or URS to a material penalty for such prohibited transaction imposed by ERISA Section 502 or a material tax imposed by Code Section 4975.

                                       20.

                  (k) Any bonding required by applicable provisions of ERISA with respect to any Woodward-Clyde Plan or Woodward-Clyde Benefit Arrangement has been obtained and is in full force and effect.

                  (l) For purposes of this Section 4.15:

                            (1) "Woodward-Clyde  Benefit Arrangement" means each
employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral, formal or informal) providing for insurance coverage (including any self-insured arrangements), cafeteria benefits under Section 125 of the Code, fringe benefits (including but not limited to paid holidays, personal leave, employee discount, educational benefit, or similar programs), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or postretirement insurance  or  health  benefits,  compensation  or  benefits  that  (i) is not a
Woodward-Clyde Plan, (ii) is or has been entered into, maintained, or contributed to by Woodward-Clyde or its ERISA Affiliates, and (iii) covers, or within the last five years covered and under which Woodward-Clyde or its ERISA Affiliates has further or continuing obligations to, any employee of Woodward-Clyde or any Woodward-Clyde Subsidiary.

                            (2) "Woodward-Clyde Plan" means any Employee Benefit
Plan or "multiemployer plan" as defined in Section 4001(a)(3) of ERISA (a) maintained or contributed to by or on behalf of Woodward-Clyde or any Woodward-Clyde Subsidiary, whether currently or within the six years prior to the Closing Date, or (b) in which any employee of Woodward-Clyde or any Woodward-Clyde Subsidiary has participated, as an employee of Woodward-Clyde or any Woodward-Clyde Subsidiary, within the six years prior to the Closing Date, or under which any such employee has accrued and remains entitled to any benefit.

                            (3)  "Employee  Benefit  Plan"  means  any  deferred
compensation, retirement, severance, health, or other plan or program constituting an "employee benefit plan" as defined in Section 3(3) of ERISA
maintained  or  previously   maintained  for  current  or  former  employees  of
Woodward-Clyde or the Woodward-Clyde Subsidiaries, or any ERISA Affiliate of Woodward-Clyde or the Woodward-Clyde Subsidiaries or in which any such employees participate or participated, other than a Multiemployer Plan.

                                       21.

                            (4) "ERISA"  means the  Employee  Retirement  Income
Security  Act  of  1974,  as  amended,   and  all   regulations   and  published
interpretations promulgated thereunder, as in effect from time to time.

                            (5) "ERISA  Affiliate" means each person (as defined
in Section 3(9) of ERISA) that, together with Woodward-Clyde or a Woodward-Clyde Subsidiary, would be treated as a single employer under Section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m), and (o) of the Code (provided, however, that when the subject of the provision is a Multiemployer Plan only subsections
(b) and (c) of Section 414 shall be taken into account).

         Section 4.16 Employment Matters; Labor Relations.

                  (a) Section 4.16 of the Woodward-Clyde Disclosure Letter sets forth a true and complete list of the names, classifications, dates of hire and base compensation for the year ending December 31, 1996, of each employee of Woodward-Clyde and the Woodward-Clyde Subsidiaries whose base compensation exceeds $100,000 per annum.

                  (b)  With   respect  to  current   or  former   employees   of
Woodward-Clyde and the Woodward-Clyde Subsidiaries,

                          (i)  Each of  Woodward-Clyde  and  the  Woodward-Clyde
Subsidiaries is in substantial compliance with all applicable laws respecting employment and employment practices, and occupational safety and health, except for such violations, if any, that in the aggregate have not had and would not have a Woodward-Clyde Material Adverse Effect. There is no charge or compliance action pending or threatened against or with respect to Woodward-Clyde or any of the Woodward-Clyde Subsidiaries before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices as to which there is a reasonable likelihood of adverse determination. None of Woodward-Clyde nor any of the Woodward-Clyde Subsidiaries has received notice of the intent of any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation, and, to Woodward-Clyde's knowledge, no such investigation is in progress.

                          (ii)  The   employees   of   Woodward-Clyde   and  the
Woodward-Clyde Subsidiaries are not represented by any labor union, nor are there any collective bargaining agreements or any other types of agreements with labor unions otherwise in effect with respect to such employees, nor are any collective bargaining agreements currently being

                                       22.

negotiated, and, to Woodward-Clyde's knowledge, no union organizational campaign is in progress. None of Woodward-Clyde or the Woodward-Clyde Subsidiaries is engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance, or regulation. There is no unfair labor practice charge or complaint against any of Woodward-Clyde or the Woodward-Clyde Subsidiaries pending or, to Woodward-Clyde's knowledge, threatened before the National Labor Relations Board. There is no labor strike, lockout, slow-down or work stoppage pending or threatened against Woodward-Clyde or any of the Woodward-Clyde Subsidiaries. None of Woodward-Clyde and the Woodward-Clyde Subsidiaries has experienced any significant work stoppage or been party to any proceedings before the National Labor Relations Board for the past three years.

         Section 4.17 Intellectual Property.

                  (a) Except as set forth in Section 4.17 of the Woodward-Clyde Disclosure Letter, and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually and in the aggregate, would not have a Woodward-Clyde Material Adverse Effect:

                          (i) Woodward-Clyde and the Woodward-Clyde Subsidiaries
own, or are licensed or otherwise have the right to use (in each case, clear of any lien or encumbrance of any kind) all Intellectual Property (as defined below) that in any material respect is used or proposed to be used in the business of Woodward-Clyde and the Woodward-Clyde Subsidiaries.

                          (ii) No claims are  pending,  or to the  knowledge  of
Woodward- Clyde, threatened that Woodward-Clyde or any of the Woodward-Clyde Subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by and/or licensed to Woodward-Clyde or the Woodward-Clyde Subsidiaries.

                          (iii) To the knowledge of Woodward-Clyde, no person is
infringing on or otherwise violating any right of Woodward-Clyde or any Woodward-Clyde Subsidiary with respect to any Intellectual Property owned by and/or licensed to Woodward-Clyde or the Woodward-Clyde Subsidiaries, provided, that the foregoing representation is qualified to the extent of publicly known problems of general applicability with respect to software piracy and copyright protection.

                          (iv)  None  of  the  former  or  current   members  of
management or key personnel of Woodward-Clyde or any Woodward-Clyde Subsidiary, including all former and

                                       23.

current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of designs, computer software or other Intellectual Property of Woodward-Clyde or the Woodward-Clyde Subsidiaries, has asserted in writing any claim against Woodward-Clyde or any of the Woodward-Clyde Subsidiaries in connection with the involvement of such persons in the conception and development of any design, computer software or other Intellectual Property, and no such claim, to the knowledge of Woodward-Clyde, has been threatened.

                          (v) The  execution  and  delivery  of this  Agreement,
compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any violation or default (with or without notice or the lapse of time) or give rise to any right, license or encumbrance relating to the Intellectual Property, or any right of termination, cancellation, or acceleration of any material Intellectual Property right or obligation.

                  (b) For purposes of this Agreement, "Intellectual Property" means (i) trademarks (registered on unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (ii) inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; (iii) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works, whether copyrighted, copyrightable or not in any jurisdiction;
(v) registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (vi) any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); (vii) licenses, immunities, covenants not to sue and the like relating to the foregoing; and (viii) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

                  (c)   Except   for   the   name   "Woodward-Clyde"   and   the
Woodward-Clyde logo, there are no (i) material domestic and foreign registered trademarks, registered copyrights and patents, and applications for registration of any of the foregoing owned by Woodward-Clyde or any Woodward-Clyde Subsidiary; (ii) material trade names, service marks, service names, logos and assumed names which are owned by Woodward-Clyde or any of the Woodward-Clyde Subsidiaries, as the case may be, and that are used or proposed to be used in the business of Woodward-Clyde and the Woodward-Clyde Subsidiaries as currently conducted; or (iii) material licenses and other agreements to which Woodward-

                                       24.

Clyde or any Woodward-Clyde Subsidiary is a party and pursuant to which Woodward-Clyde is authorized to use any Intellectual Property. To the knowledge of Woodward-Clyde, all registered Intellectual Property of Woodward-Clyde has been validly issued or registered and is subsisting. Neither Woodward-Clyde nor the Woodward-Clyde Subsidiaries have taken or omitted to take any act which act or omission might have the effect of waiving or impairing any of the rights of Woodward-Clyde to practice and enforce any patent, or to use and enforce any trademark or copyright listed on Section 4.17 of the Woodward-Clyde Disclosure Letter.

         Section 4.18 Insurance. Section 4.18 of the Woodward-Clyde Disclosure Letter contains a complete and correct list and accurate summary description of all insurance policies and material completion bonds (including, without limitation, professional liability coverage) maintained by or on behalf of or covering Woodward-Clyde and the Woodward-Clyde Subsidiaries, their assets or operations, or the conduct of their business. Woodward-Clyde has made available to URS complete and correct copies of all the declaration sheets or binders (if declaration sheets are not yet issued) relating to such policies and bonds. Except as noted on Section 4.18 of the Woodward-Clyde Disclosure Letter, all such policies and bonds are in full force and effect, no notices of cancellation or nonrenewal have been received with respect thereto, and all premiums due thereon have been paid. Woodward-Clyde and the Woodward-Clyde Subsidiaries have complied in all material respects with the provisions of such policies and bonds.

         Section 4.19 Compliance with Applicable Law. Woodward-Clyde and the Woodward-Clyde Subsidiaries are not in violation of, and to Woodward-Clyde's knowledge, are neither under investigation with respect to nor have been threatened to be charged with or given notice of any violation of, any applicable laws, ordinances, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") applicable to Woodward-Clyde or any Woodward-Clyde Subsidiary, except for such violations, if any, that, in the aggregate, have not had and would not, in the reasonable judgment of Woodward-Clyde, be likely to have a Woodward-Clyde Material Adverse Effect.

         Section 4.20 Certain Contracts and Arrangements. Section 4.20 of the Woodward-Clyde Disclosure Letter lists all of the following agreements to which Woodward-Clyde or any of the Woodward-Clyde Subsidiaries is a party ("Material Agreements"):

                  (a) Each partnership, joint venture or other similar agreement or arrangement to which Woodward-Clyde or any Woodward-Clyde Subsidiary is a party that

                                       25.

has involved or is expected to involve an annual sharing of revenues of $5,000,000 or more to other persons;

                  (b) Each lease for real or personal property in which the amount of payments which Woodward-Clyde or a Woodward-Clyde Subsidiary is required to make on an annual basis is $500,000 or more;

                  (c) Each agreement of Woodward-Clyde and the Woodward-Clyde Subsidiaries relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) in an aggregate outstanding principal amount of $1,000,000 or more;

                  (d) Each other agreement, license or franchise which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the closing of the Merger, or the consummation of the transactions contemplated hereby or thereby, and the loss of which would, individually or in the aggregate with other such agreements, licenses, or franchises, have a Woodward-Clyde Material Adverse Effect;

                  (e) Each agreement of Woodward-Clyde or the Woodward-Clyde Subsidiaries with or for the benefit of any affiliate of Woodward-Clyde (other than any Woodward-Clyde Subsidiary) with annual payments of $50,000 or more;

                  (f)  Each   contract   containing   covenants   purporting  to
materially limit the freedom of Woodward-Clyde or any Woodward-Clyde Subsidiary to compete in any line of business or in any geographic area; and

All Material Agreements are valid, binding and enforceable in accordance with their terms and none of Woodward-Clyde or the Woodward-Clyde Subsidiaries nor, to the knowledge of Woodward-Clyde, any other party thereto, is in default under any of such agreements, nor, to the knowledge of Woodward-Clyde, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default by Woodward-Clyde or the Woodward-Clyde Subsidiaries or any other party thereto other than with respect to any of the foregoing such defaults, if any, that would not, individually or in the aggregate, have a Woodward-Clyde Material Adverse Effect. To Woodward-Clyde's knowledge, none of the parties to the contracts identified in this Section have terminated, or have expressed an intent to reduce materially or terminate presently or in the future, such contracts.

                                       26.

         Section 4.21 Prohibited Payments. Woodward-Clyde has not, with respect to the opportunities, business or operation of Woodward-Clyde, (a) entered into any understanding agreement or arrangement, written or oral, under or pursuant to which bribes, kickbacks, rebates, payoffs or other forms of illegal payments have been or will be made, provided for or suffered, either directly or indirectly, through agents, brokers or other intermediaries, (b) made any illegal payment or contribution of moneys, services or property to any political party, candidate or elected official, directly or indirectly, for any purpose or
(c) directly or indirectly engaged in any activity prohibited by the Foreign Corrupt Practices Act of 1977.

         Section 4.22 Bank Accounts; Receivables.

                  (a) Part 4.22(a) of the Woodward-Clyde Disclosure Letter provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

                  (b) Except as set forth in Part 4.22(b) of the Woodward-Clyde Disclosure Letter, all existing accounts receivable of Woodward-Clyde (including those accounts receivable reflected on the unaudited interim balance sheet as of June 30, 1997 that have not yet been collected and those accounts receivable that have arisen since such date and have not yet been collected) represent valid obligations of customers of Woodward-Clyde arising from bona fide transactions entered into in the ordinary course of business.

         Section 4.23 Related  Party  Transactions.  Except as set forth in Part
4.23 of the Woodward-Clyde Disclosure Letter: (a) no Related Party has, and no Related Party has at any time since January 1, 1992 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Woodward-Clyde; (b) no Related Party is, or has at any time since January 1, 1992 been, indebted to Woodward-Clyde; (c) since January 1, 1992, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving Woodward-Clyde;
(d) no Related Party is competing, or has at any time since January 1, 1992 competed, directly or indirectly, with Woodward-Clyde; and (e) no Related Party has any claim or right against Woodward-Clyde (other than rights to receive compensation for services performed as an employee of Woodward-Clyde). For purposes of the Section 4.23 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since January 1, 1992 been, an officer or director of Woodward-Clyde; (ii) each member of the immediate family of each of the individuals referred to in clause (i) above; and (iii) any corporation, partnership, company, trust or other entity (other than Woodward Clyde) in which any one of the individuals referred to in clauses (i) and (ii) above holds (or in which

                                       27.

more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         Section 4.24 Powers of Attorney. Woodward-Clyde has not given a power of attorney, except for revocable powers of attorney routinely granted in the ordinary course of business which related to routine representations before governmental agencies or given in connection with the qualification to conduct business in other jurisdictions.

         Section 4.25 Environmental Matters.

                  (a) (i) Woodward-Clyde and each of the Woodward-Clyde Subsidiaries hold, and are in substantial compliance with, all Environmental Permits, and with all applicable Environmental Laws, except where the failure to hold such permits or to be in compliance would not have a Woodward-Clyde Material Adverse Effect.

                       (ii) Neither Woodward-Clyde nor any of the Woodward-Clyde Subsidiaries has received any written request for information, or has been notified that it is a potentially responsible party, under the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state law with respect to any on-site or off-site location.

                       (iii) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review (collectively, "Environmental Notices") is pending, or to Woodward-Clyde's knowledge, threatened by any governmental entity or other person with respect to any (1) alleged violation by Woodward-Clyde or any of the Woodward-Clyde Subsidiaries of any Environmental Law or liability thereunder or (2) alleged failure by Woodward-Clyde or any of the Woodward-Clyde Subsidiaries to have any Environmental Permit, except, in each case, for Environmental Notices that would not have a Woodward-Clyde Material Adverse Effect.

                       (iv) To Woodward-Clyde's knowledge, there have been no discharges, emissions or releases of Hazardous Substances by Woodward-Clyde which are or were reportable under Environmental Laws, other than such discharges, emissions or releases that would not have a Woodward-Clyde Material Adverse Effect.

                  (b) There has been no material environmental investigation of Woodward-Clyde, study, audit, test, review or other analysis (including any Phase I environmental assessments) conducted of which Woodward-Clyde has knowledge in relation to any real

                                       28.

property or lease of Woodward-Clyde or any Woodward-Clyde Subsidiary which has not been delivered to URS prior to the date hereof. Neither Woodward-Clyde nor any of the Woodward-Clyde Subsidiaries is subject to any judgment, decree or order relating to compliance with, or the cleanup of regulated substances under, any applicable Environmental Law.

                  (c) For purposes of this Agreement: (i) the term "Environmental Laws" means any and all applicable Federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, judicial orders, decrees, codes, injunctions, permits, consent decrees, consent orders and governmental restrictions, now in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof;
(ii) the term "Environmental Permits" means all permits licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary or proper for the business of Woodward-Clyde and the Woodward-Clyde Subsidiaries as currently conducted; and
(iii) "Hazardous Substance" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

         Section 4.26 Regulatory Matters. Woodward-Clyde has filed or otherwise provided all reports, data, other information and applications which are required to be filed with or otherwise provided to the U.S. Environmental Protection Agency (the "EPA"), the U.S. Occupational Safety and Health Administration ("OSHA"), and any other Federal, state, local or foreign governmental authorities with jurisdiction and all regulatory approvals in respect thereof are in full force and effect on the date hereof, the failure to file or provide which or obtain which would, in the aggregate, result in a Woodward-Clyde Material Adverse Effect.

         Section 4.27 Immigration Reform and Control Act.

                  (a) Woodward-Clyde has fully complied with the verification requirements and the recordkeeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA").

                                       29.

                  (b) To the best knowledge and belief of Woodward-Clyde, the information and documents on which Woodward-Clyde relied in complying with IRCA are true and correct.

                  (c) To the best knowledge and belief of Woodward-Clyde, there have not been any discrimination complaints filed against Woodward-Clyde pursuant to IRCA.

         Section 4.28 Board Approvals; Opinion of Financial Advisor. The Board of Directors of Woodward-Clyde (at a meeting duly called and held or pursuant to valid written consent) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Woodward-Clyde and its stockholders. The Board of Directors of Woodward-Clyde has received the opinion of Oppenheimer & Co., Inc. ("OC"), Woodward-Clyde's financial advisor, substantially to the effect that the Merger Consideration to be paid to holders of the Woodward-Clyde Stock in the Merger is fair to such stockholders from a financial point of view.

         Section 4.29 Brokers. No broker, finder or investment banker (other than OC) is entitled to any brokerage, finder's fee or commission payable by Woodward-Clyde in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Woodward-Clyde.

         Section 4.30 Disclosure. No representation or warranty by Woodward-Clyde in this Agreement, the schedules hereto or any certificates delivered pursuant to the terms hereof, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         Section 4.31 Reliance. The foregoing representations and warranties are made by Woodward-Clyde with the knowledge and expectation that URS is placing reliance thereon.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF URS

         Except as otherwise disclosed to Woodward-Clyde in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "URS Disclosure Letter"), URS and the Subsidiary represent and warrant to Woodward-Clyde as follows:

                                       30.

         Section 5.1 Organization. Each of URS and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business as now being conducted, except where the failure to be so organized, existing, and in good standing or to have such power and authority would not have a URS Material Adverse Effect. Each of URS and the Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except in any such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a URS Material Adverse Effect. For purposes of this Agreement, "URS Material Adverse Effect" means, when used in connection with URS, any change or effect that is materially adverse to the business, financial condition, results of operations or assets of URS and its Subsidiaries taken as a whole, other than changes or effects resulting from (i) changes attributable to conditions affecting the engineering business generally,
(ii) changes in general economic conditions, or (iii) changes attributable to the announcement or pendency of the Merger.

         Section 5.2 Capitalization. The authorized capital stock of URS consists of 20,000,000 shares of URS Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "URS Preferred Stock"). As of the date hereof, (i) 10,561,263 shares of URS Common Stock are issued and outstanding, (ii) options to acquire 1,623,938 shares of URS Common Stock are outstanding under all stock option plans and agreements of URS, (iii) 2,463,043 shares of URS Common Stock (including shares of URS Common Stock issuable upon exercise of the options identified in clause (ii) above) are reserved for issuance pursuant to all employee and director plans of URS, and
(iv) there are no shares of URS Preferred Stock outstanding. All of the issued and outstanding shares of URS Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights, and are listed on the New York Stock Exchange and the Pacific Exchange. All of the URS Common Stock reserved for issuance in exchange for the shares of the Woodward-Clyde Stock at the Effective Time of the Merger in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and are listed on the New York Stock Exchange and the Pacific Exchange. The authorized capital stock of the Subsidiary consists of 100 shares of the Subsidiary Common Stock, par value $1.00 per share, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by URS. Except as set forth above or as specified in Section 5.2 of the URS Disclosure Letter, as of the date of this Agreement there are no shares of
capital  stock  of  URS  issued  or  outstanding   or  any  options,   warrants,
subscriptions, calls, rights, convertible securities or other agreements or commitments obligating URS to issue, transfer, sell, redeem, repurchase or otherwise acquire

                                       31.

any shares of its capital stock or securities. Except as provided in this Agreement or as set forth in Section 5.2 of the URS Disclosure Letter, after the Effective Time of the Merger, URS will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

         Section 5.3 Authority Relative to this Agreement. Each of URS and the Subsidiary has all requisite corporate power and authority to enter into this Agreement and subject, in the case of this Agreement, to the consents and approvals set forth in Section 5.4 below, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by URS and the Subsidiary and the consummation by URS and the Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of URS and the Subsidiary, including the unanimous approval of their respective Boards of Directors, and no other corporate proceedings on the part of URS or the Subsidiary are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by URS and the Subsidiary and constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws relating to
enforcement  of  creditors'  rights   generally,   and  (ii)  general  equitable
principles.

         Section 5.4 Consents and Approvals; No Violations. Except for the applicable requirements of the Governmental Requirements, state securities or blue sky laws, state and local laws and regulations relating to licensing, and the filing of the Documents of Merger as required by the Delaware Law, no filing with, and no permit, authorization, consent or approval of, any Government Entity is necessary for the execution, delivery and performance of this Agreement by URS and the Subsidiary or for the consummation by URS and the Subsidiary of the transactions contemplated by this Agreement. Neither the execution, delivery nor performance of this Agreement by URS and the Subsidiary, nor the consummation by URS and the Subsidiary of the transactions contemplated hereby, nor compliance by URS and the Subsidiary with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of URS or the Subsidiary or the Articles or Certificate of Incorporation, as the case may be, or By-Laws of any of the URS Subsidiaries, (ii) except as set forth in Section 5.4(ii) of the URS Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which URS or any of the URS Subsidiaries is a party or by which any of them or any of

                                       32.

their properties or assets may be bound or affected, (iii) except as set forth in Section 5.4(iii) of the URS Disclosure Letter, violate any order, writ, injunction, decree, statute, rule or regulation applicable to URS, any URS
Subsidiary  or any of their  properties  or assets,  (iv) except as set forth in
Section 5.4(iv) of the URS Disclosure Letter, result in the creation or imposition of any Lien on any asset of URS or any URS Subsidiary, or (v) except as set forth in Section 5.4(v) of the URS Disclosure Letter, cause the suspension or revocation of any certificates of need, accreditation, registrations, licenses, permits and other consents or approvals of governmental agencies or accreditation organizations, except in the case of clauses (ii),
(iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a URS Material Adverse Effect.

         Section 5.5 URS SEC Reports and Financial Statements. URS has delivered to Woodward-Clyde true and complete copies of each registration statement, report and proxy or information statement, including, without limitation, its Annual Reports to Stockholders incorporated in material part by reference in certain of such reports, in the form (including exhibits and any amendments thereto) required to be filed with SEC since January 1, 1992 (collectively, the "URS SEC Reports"). Except as set forth in Section 5.5 of the URS Disclosure Letter, as of the respective dates such URS SEC Reports were filed or, if any such URS SEC Reports were amended, as of the date such amendment was filed, each of the URS SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of URS (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the five fiscal years ended October 31, 1992, 1993, 1994, 1995 and 1996, when filed, and Quarterly Reports on Form 10-Q for all interim periods subsequent thereto (the "URS Financial Statements") fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of URS and the URS Subsidiaries as of its date and the consolidated results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). There has been no change in URS's accounting policies or methods of making accounting estimates or changes in estimates that are material to the URS Financial Statements, except as described in the notes thereto.

                                       33.

         Section 5.6 Absence of Material Adverse and Other Changes. Except as contemplated by this Agreement, and except as set forth in Section 5.6 of the URS Disclosure Letter, since December 31, 1996, URS and the URS Subsidiaries have conducted their business in the ordinary course, consistent with past practices, and there has not been: (a) any event or occurrence that has resulted in a URS Material Adverse Effect, or any development or combination of developments of which URS has knowledge that is reasonably likely, in URS's commercially reasonable judgment, to result in a URS Material Adverse Effect,
(b) any declaration, setting aside or payment of any dividend or other capital distributions in respect of any of its capital stock or any redemption or repurchase or other acquisition of any shares of its capital stock, (c) any increase in the regular compensation of any of the officers or employees of URS or the URS Subsidiaries, except such increases as have been granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews, promotions and related compensation increases), (d) any incurrence, assumption or guarantee by URS or any of the URS Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices, (e) any transaction or commitment made, or any contract or agreement entered into, by URS or any of the URS Subsidiaries (including the acquisition or disposition of any assets) or any relinquishment by URS or any of the URS Subsidiaries of any contract or other right, in either case, material to URS's business taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement, (f) any change in any method of accounting or accounting practice by URS or any of the URS Subsidiaries, except for any such change after the date hereof required by reason of a mandatory concurrent change in GAAP, (g) any loss or damage to the properties or assets of URS or the URS Subsidiaries which has resulted or is reasonably likely to result in a URS Material Adverse Effect, or
(h) any agreement or any commitment to take any of the actions described in this
Section 5.6.

         Section 5.7 Litigation. Except for litigation disclosed in the notes to the financial statements included in the URS SEC Reports or as set forth in
Section 5.7 of the URS Disclosure Letter, there is no suit, action or proceeding (whether at law or equity, before or by any Federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of URS, threatened against or affecting URS or any of the URS Subsidiaries, the outcome of which, in the reasonable judgment of URS, is likely individually or in the aggregate to have a URS Material Adverse Effect, or which challenges the validity of this Agreement or seeks to prevent, enjoin, materially alter or materially delay the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against URS or

                                       34.

any of the URS Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

         Section 5.8 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the URS Financial Statements (or reflected in the notes thereto) or which were incurred after December 31, 1996 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, URS and the URS Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

         Section 5.9 No Default. Except as set forth in Section 5.9 of the URS Disclosure Letter, neither URS nor any of the URS Subsidiaries is in violation or breach of, or default under (and to the best knowledge of URS no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of
(a) its Certificate or Articles of Incorporation, as the case may be, or Bylaws,
(b) any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, lease, commitment or other instrument or obligation to which URS or any of the URS Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to URS or any of the URS Subsidiaries or any of their properties or assets, or (d) any certificate of need, accreditation, registration, license, permit and other consent or approval of governmental agencies or accreditation organization, except in the case of clauses (b), (c) and (d) above for violations, breaches or defaults which would not individually or in the aggregate have a URS Material Adverse Effect.

         Section 5.10 Information Supplied. None of the information supplied or to be supplied by URS, the URS Subsidiaries, auditors, attorneys, financial advisors, other consultants or advisors or the Subsidiary for inclusion in the Form S-4 or the Proxy Statement/Form S-4, will, in the case of the Proxy Statement and any amendment or supplement thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of any meetings of stockholders of Woodward-Clyde and URS to vote upon this Agreement and the transactions contemplated hereby, or in the case of the Form S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy

                                       35.

Statement/Form S-4 or any amendment or supplement thereto or any earlier communication (including the Proxy Statement/Form S-4) to stockholders of Woodward-Clyde or URS with respect to the transactions contemplated by this Agreement. The Form S-4 and the Proxy Statement/Form S-4 as it relates to URS and its Subsidiaries will comply as to form in all material respects with the provisions of all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by URS with respect to information supplied by Woodward-Clyde specifically for inclusion therein.

         Section 5.11 Board Approvals; Opinion of Financial Advisor. The Boards of Directors of URS and the Subsidiary (at meetings duly called and held or pursuant to valid written consents) have unanimously determined that the transactions contemplated hereby are fair to and in the best interests of URS and the Subsidiary and the stockholders of URS. The Board of Directors of URS have received the opinion, dated the date of this Agreement, of Smith Barney Inc. ("SB"), URS's financial advisor, substantially to the effect that, as of such date, the Merger Consideration is fair to URS from a financial point of view.

         Section 5.12 Brokers. No broker, finder or investment banker (other than SB) is entitled to any brokerage, finder's fee or commission payable by URS in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of URS.

         Section 5.13 Disclosure. No representation or warranty by URS in this Agreement, the schedules hereto or any certificates delivered pursuant to the terms hereof, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         Section 5.14 Financing Commitment Letter. URS has delivered to Woodward-Clyde a true and correct copy of a commitment letter from Wells Fargo Bank, National Association, in the form of a letter dated July 7, 1997 and a letter dated August 13, 1997 with a Summary of Terms and Conditions attached, relating to the financing necessary to fund the cash component of the Merger consideration and refinance the outstanding indebtedness of URS and Woodward-Clyde and provide a working capital facility following the Closing Date (the "Commitment Letter"). The Commitment Letter has not been amended or rescinded, and remains in full force and effect in accordance with its terms as of the date of this Agreement.

                                       36.

                                    ARTICLE 6

                              PRE-CLOSING COVENANTS

         Section 6.1 Covenants of All Parties. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time of the Merger, each of the parties hereto covenants and agrees as follows;

                  6.1.1 Advice of Changes. Each party shall promptly advise each of the other parties in writing of (i) any event, condition, fact or circumstance occurring or existing prior to, on or subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (ii) any breach of any covenant or obligation of such party arising under this Agreement, and (iii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article 7 impossible or unlikely.

                  6.1.2 Regulatory Approvals. Each party shall execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, Federal, state or local or foreign, which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, filings under the HSR Act. Each party shall use its best efforts to obtain all such authorizations, approvals and consents.

                  6.1.3 Confidentiality. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. Each party shall continue to abide by the terms of the confidentiality agreement between URS and Woodward-Clyde in effect as of the date hereof (the "Confidentiality Agreement").

                  6.1.4 Best Efforts. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its best efforts to take or cause to be taken all actions, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective, in the most expeditious manner practicable, the transactions

                                       37.

contemplated by this Agreement, including (i) using all reasonable efforts to obtain all necessary waivers, consents and approvals from third parties, (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and thereby, and (iii) executing and delivering such instruments, and taking such other actions as the other party hereto may reasonably require in order to cause the conditions set forth in Article 7 to be satisfied on a timely basis and otherwise carry out the intent of this Agreement.

                  6.1.5 Financing Arrangements. The parties hereto shall take all actions as may be reasonably necessary to fulfill the covenants and conditions set forth in the Commitment Letter to obtain the consent of the Lenders to the Merger and the financing necessary to fund the cash component of the Merger Consideration.

                  6.1.6 Tax Matters. Prior to filing the Form S-4 with the SEC, and again prior to the Closing, Woodward-Clyde and URS shall execute and deliver to Cooley Godward llp and to Bronson, Bronson & McKinnon LLP, tax representation letters in such form as such firms may reasonably request for use in connection with the legal opinions required in connection with the filing of the Proxy Statement/Form S-4 with the SEC and as contemplated by Sections 7.1.6 and 7.2.7.

         Section 6.2 Covenants of Woodward-Clyde. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time of the Merger, Woodward-Clyde agrees (except as expressly contemplated by this Agreement or with the prior written consent of URS) that:

                  6.2.1     Conduct of Business Pending Merger.

                            (a)   Ordinary   Course.   Woodward-Clyde   and  the
Woodward-Clyde Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, and preserve their relationships with customers, suppliers and others having business dealings with Woodward-Clyde and the Woodward-Clyde Subsidiaries. Woodward-Clyde shall promptly notify URS of any event or occurrence or emergency not in the ordinary course of business of Woodward-Clyde or the Woodward-Clyde Subsidiaries which could result in a Woodward-Clyde Material Adverse Effect. Neither Woodward-Clyde nor any of the Woodward-Clyde Subsidiaries shall (except with the prior written consent of URS):

                                       38.

                                   (i) grant any options,  warrants,  restricted
stock, stock bonus or other awards under any stock option or employee benefit plan or otherwise, or authorize cash payments in exchange for any options, restricted stock, stock bonus or other awards granted under any of such plans;

                                   (ii) grant any severance or  termination  pay
to any officer or director or, except in the ordinary course of business consistent with past practices, to any employee of Woodward-Clyde or any Woodward-Clyde Subsidiary;

                                   (iii)  except  in  the  ordinary   course  of
business consistent with past practices and other than transfers between or among Woodward-Clyde and any Woodward-Clyde Subsidiary, transfer to any person or entity any rights to the Woodward-Clyde Intellectual Property Rights;

                                   (iv) commence a lawsuit  other than:  (1) for
the routine collection of bills; (2) in such cases where Woodward-Clyde in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Woodward-Clyde's business, provided Woodward-Clyde consults with URS prior to filing such suit; or (3) for a breach of this Agreement; and

                                   (v)  enter  into  one or  more  leases  which
extend for a period of two years beyond the date of this Agreement and which obligate the Company to pay aggregate gross rent in excess of $500,000.

                            (b)  Dividends;  Changes  in  Stock.  Woodward-Clyde
shall not, and it shall not permit any of the  Woodward-Clyde  Subsidiaries  to,
(i) declare or pay any dividends on or make other capital distributions in respect of any of its capital stock, except for intercompany dividends at times consistent with prior practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, any shares of its capital stock.

                            (c) Issuances of  Securities.  Woodward-Clyde  shall
not, and it shall not permit any of the Woodward-Clyde Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into such shares, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interests in such capital stock.

                                       39.

                            (d) Governing  Documents.  Woodward-Clyde shall not,
nor shall it cause or permit any of the Woodward-Clyde Subsidiaries to, amend its articles or certificate of incorporation or by-laws.

                            (e) No Acquisitions.  Woodward-Clyde  shall not, and
it shall not permit any of the Woodward-Clyde Subsidiaries to acquire, or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

                            (f) No Dispositions. Other than sales or licenses of
products or technology in the ordinary course of business consistent with prior practice, Woodward-Clyde shall not, and it shall not permit any of the Woodward-Clyde Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, except for such dispositions in the ordinary course of business or in amounts which are not material, in the aggregate, to the business of Woodward-Clyde.

                            (g)  Indebtedness.  Woodward-Clyde  shall  not,  and
shall not permit any of the Woodward-Clyde Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or sell any debt securities or warrants or rights to acquire any debt securities of Woodward-Clyde or any of the Woodward-Clyde Subsidiaries or guarantee any debt securities of others, except in the ordinary course of business consistent with past practices.

                            (h)  Plans;   Compensation.   Except  as   otherwise
provided in this Agreement, Woodward-Clyde shall not, and shall not permit any of the Woodward-Clyde Subsidiaries to, adopt or amend in any material respect any Woodward-Clyde Plan or pay any pension or retirement allowance not required by any existing Woodward-Clyde Plan. Woodward-Clyde shall not and shall not permit any Woodward-Clyde Subsidiary to, enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors or employees, or increase the salaries, wage rates or fringe benefits of (i) any of its officers or employees whose compensation exceeded $100,000 during the fiscal year ending December 31, 1996, or (ii) any of its other officers and employees other than pursuant to scheduled reviews under Woodward-Clyde's or the Woodward-Clyde Subsidiary's normal compensation review cycle, in all cases consistent with existing policies and past practice.

                            (i) Tax Matters.  Woodward-Clyde  shall not make any
tax election that would have a Woodward-Clyde Material Adverse Effect or settle or compromise

                                       40.

any income tax liability of Woodward-Clyde or any of the Woodward-Clyde Subsidiaries that would have a Woodward-Clyde Material Adverse Effect.

                            (j) Discharge of Liabilities.  Woodward-Clyde  shall
not, and it shall not permit any of the Woodward-Clyde Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations, except in the ordinary course of business or in amounts which are not material, individually or in the aggregate, to the business of Woodward-Clyde, provided that nothing herein shall prevent Woodward-Clyde from settling the litigation filed on March 13, 1996, by Woodward-Clyde in the Denver District Court relating to the acquisition by Woodward-Clyde in April 1995 of Geo-Con, Inc. and all claims and counterclaims relating to or arising out of such acquisition (collectively, the "GeoCon Litigation") prior to the Closing provided that such settlement does not require any payments by Woodward-Clyde or any Woodward-Clyde Subsidiary to any third party and does not impose any continuing cost or obligation on Woodward-Clyde or any Woodward-Clyde Subsidiary (other than terms and conditions typical of standard settlement agreements).

                            (k)  Material  Agreements.  Except  in the  ordinary
course of business, neither Woodward-Clyde nor any of the Woodward-Clyde Subsidiaries shall modify, amend, or terminate any Material Agreement or waive, release or assign any material rights or claims under such Material Agreement.

                            (l) Agreement. Neither Woodward-Clyde nor any of the
Woodward-Clyde Subsidiaries shall agree or commit to do any of the actions described in this Section 6.2.1.

                  6.2.2 Stockholders' Meeting; Proxy Statement. Woodward-Clyde shall hold a meeting of its stockholders at the earliest practicable date to submit this Agreement and related matters for their consideration and approval, which approval shall be recommended by Woodward-Clyde's Board of Directors (subject to the fiduciary obligations of its directors and officers). Woodward-Clyde shall send to its stockholders, for the purpose of considering and voting upon the Merger, a Proxy Statement satisfying all requirements of applicable state and Federal laws, shall use its best efforts to obtain approval of this Agreement and the Merger by the requisite stockholder vote (subject to the fiduciary obligations of its directors and officers), and shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates.

                  6.2.3 Acquisition Proposals. From the date hereof until the earlier of the termination of this Agreement or the consummation of the Merger, Woodward-Clyde and the Woodward-Clyde Subsidiaries will not, and will cause their respective officers, directors,

                                       41.

employees, agents and representatives not to, directly or indirectly, encourage, solicit, accept, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning the acquisition of all or a substantial part of the assets, business or capital stock of Woodward-Clyde, whether through purchase, merger, consolidation, exchange or any other business combination (each of the foregoing, an "Acquisition Proposal"). Notwithstanding anything to the contrary in the preceding sentence, nothing herein shall prevent Woodward-Clyde and its officers and directors, from considering, discussing, negotiating, responding to and accepting unsolicited firm offers for any such transaction from persons other than URS if and to the extent that, in the written opinion of Woodward-Clyde's outside counsel, failure to do so would be reasonably likely to constitute a violation of applicable law or a breach of the fiduciary duties of Woodward-Clyde's directors to Woodward-Clyde's stockholders. Woodward-Clyde shall immediately provide written notice to URS of the terms and other details of any such unsolicited inquiry or proposal relating to an Acquisition Proposal. In the event that Woodward-Clyde or any of its officers or directors enters into any discussions for any reason or negotiations relating to any such Acquisition Proposal from any person other than URS, Woodward-Clyde shall immediately reimburse URS for all expenses and costs incurred by URS in connection with the transactions contemplated by this Agreement up to an aggregate maximum of $500,000, whether or not Woodward-Clyde ultimately responds favorably to, accepts or enters into any letter of intent, understanding or other agreement relating to such Acquisition Proposal. In addition, in the event that Woodward-Clyde or any of its officers or directors shall enter into any letter of intent, understanding or other agreement with a party other than URS relating to the acquisition of all or a substantial part of the assets, business or capital stock of Woodward-Clyde, whether through purchase, merger, consolidation, exchange or any other business combination, either in violation of the no-shop agreement set forth in this Section or within nine (9) months after termination of this Agreement for any reason, then immediately upon entering into such letter of intent, understanding or other agreement, Woodward-Clyde shall pay to URS a termination fee in the amount of $3.5 million, less the aggregate amount of the URS expenses and costs previously reimbursed to URS pursuant to the preceding sentence (the "Termination Fee"); provided, however, that such Termination Fee shall not be payable if, prior to the entry by Woodward-Clyde into such letter of intent, understanding or other agreement, URS has unilaterally declined to close the Merger, or the parties have agreed to terminate this Agreement by mutual written consent under Section 9.1.1 of this Agreement, or this Agreement has been properly terminated by Woodward-Clyde (without any breach of its obligations under this Agreement) pursuant to Sections 9.1.2(ii), 9.1.5 or 9.1.6. The parties acknowledge and agree that the expense reimbursement obligation and Termination Fee described in this Section shall be the exclusive remedy to URS in the event of a breach by Woodward-Clyde of this Section 6.2.3, and, in any such event, URS shall be

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

entitled, in addition to receiving such payments, to equitable remedies, including, without limitation, specific performance and enjoining of any actions determined to be in breach of this Agreement; provided that such exclusive remedy limitation applicable to breach of this Section 6.2.3 shall not prevent URS from pursuing any and all remedies available to it, including without limitation seeking actual and consequential damages and equitable remedies, for breach by Woodward-Clyde of any other provision of this Agreement.

                  6.2.4 Maintenance of Business. Woodward-Clyde will use its best efforts to carry on and preserve its business and its relationships with clients, customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If the executive management of Woodward-Clyde becomes aware of a material deterioration in the relationship with any significant client, customer, supplier or key employee, it will promptly bring such information to the attention of URS in writing and, if requested by URS, will use its best efforts to restore the relationship.

                  6.2.5 Access. Woodward-Clyde shall afford to URS and to URS's financial advisors, legal counsel, accountants, financing sources and other authorized representatives access during normal business hours to all of its books, records, properties, offices and personnel.

                  6.2.6 Liability Insurance. On or before the Closing Date, Woodward-Clyde shall procure (subject to the approval of URS) continuing directors' and officers' liability coverage (tail coverage) for directors and officers of Woodward-Clyde who have served as directors and officers of Woodward-Clyde or its affiliates (the "Woodward-Clyde D & O Policy"), prior to the Effective Time of the Merger, with respect to acts or failures to act prior to the Effective Time of the Merger. Said policy shall have a term of not less than three (3) years after the Closing Date.

                  6.2.7 Affiliate Agreements. Woodward-Clyde shall use its best efforts to deliver to URS, prior to the date the preliminary Proxy Statement is mailed to the SEC, an agreement or agreements, in form and substance reasonably satisfactory to URS, signed by each officer, director, holder of more than 1% of the outstanding Woodward-Clyde Common Stock or Woodward-Clyde Preferred Stock and each other person who may be deemed to be an "affiliate" of Woodward-Clyde as defined in the Securities Act, providing a "continuity of interest" representation in a manner sufficient to satisfy the requirements of the Code regarding the tax-free nature of the Merger and acknowledging the restrictions on transfer of the URS Common Stock to be received by them pursuant to the Merger under Rules 144 and 145 promulgated under the Securities Act.

                                       43.

                  6.2.8 Comfort Letter. Woodward-Clyde shall deliver to URS a comfort letter, dated a date not more than two (2) business days before the date upon which the Form S-4 becomes effective, from Ernst & Young, independent public accountants for Woodward-Clyde, in form and substance reasonable satisfactory to URS, covering such matters as are normally covered in a comfort letter delivered in connection with a registration statement on Form S-4 covering transactions similar to the Merger.

                  6.2.9 FIRPTA Matters. At the Closing, Woodward-Clyde shall deliver (a) to URS a statement (in form reasonable acceptable to URS) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of such Regulations.

                  6.2.10 Employment and Noncompetition Agreements. Woodward-Clyde shall use its best efforts to cause such of its key employees as may be identified in advance by URS to execute and deliver Employment and Noncompetition Agreements in such form and substance as may be reasonably requested by URS.

         Section 6.3 Covenants of URS. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time of the Merger, URS and the Subsidiary agree (except as expressly contemplated by this Agreement or with the prior written consent of Woodward-Clyde) that:

                  6.3.1 Stockholders' Meeting; Proxy Statement. URS shall hold a meeting of its stockholders at the earliest practicable date to submit the Agreement and related matters for their consideration and approval, which approval shall be recommended by URS's Board of Directors (subject to the fiduciary obligations of its directors and officers). URS shall send its stockholders, for purposes of considering and voting upon the Merger, a Proxy Statement satisfying all the requirements of applicable state and Federal laws, shall use its best efforts to obtain approval of this Agreement and the Merger by the requisite stockholder vote, and shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates.

                  6.3.2 Registration Statement. The URS Common Stock to be issued in the Merger shall be registered under the Securities Act on Form S-4. As promptly as practicable after the date hereof, URS shall prepare and file with the SEC the Form S-4 and any other documents required by the Securities Act in connection with the Merger. URS shall use its best efforts to have the Form S-4 declared effective as promptly as practicable after such filing. URS shall also take any action required to be taken under any applicable state

                                       44.

securities or "blue sky" laws in connection with the issuance of the URS Common Stock in connection with the Merger.

                  6.3.3 Listing Agreement. As promptly as practicable after the date hereof, URS shall prepare and submit to each of the New York Stock Exchange and the Pacific Exchange a listing application covering the shares of the URS Common Stock to be issued in connection with the Merger. URS shall use its best efforts to obtain, prior to the Effective Time of the Merger, approval for the listing of such URS Common Stock, subject to official notice of issuance.

                  6.3.4 Conduct of Business; Consultation. URS and the URS Subsidiaries will carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts to preserve intact their present business organizations and their relationships with clients, customers, suppliers and employees. URS will promptly notify Woodward-Clyde of any event or occurrence or emergency not in the ordinary course of business which could result in a URS Material Adverse Effect. In the event URS is considering any material transaction or series of related transactions involving the acquisition or disposition of assets with a value or for consideration in excess of $20 million, it will first consult with the executive management of Woodward-Clyde regarding such transaction(s), provided that the approval of Woodward-Clyde shall not be required for any such transaction(s) (except as indicated in the following sentence). Without the prior approval of Woodward-Clyde, prior to the Closing Date, URS shall not consummate, or enter into any binding agreement or other commitment to consummate, any transaction or series of related transactions that would (i) result in the acquisition of assets or a business for total consideration in excess of $50 million or requiring the issuance of URS Common Stock in excess of 20% of the shares outstanding at that time, (ii) result in the disposition of assets or any business for total consideration in excess of $100 million, or
(iii) otherwise require the prior approval of the stockholders of URS.

                  6.3.5 Access. URS shall afford to Woodward-Clyde and to Woodward-Clyde's financial advisors, legal counsel and other authorized representatives such access during normal business hours to its books, records, properties, offices and personnel as Woodward-Clyde may reasonably request in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 7

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                                       45.

         Section 7.1 Conditions to Obligations of Woodward-Clyde. The obligations of Woodward-Clyde to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

                  7.1.1 Representations and Warranties True at Closing. The representations and warranties contained in this Agreement of URS and the Subsidiary shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

                  7.1.2 Covenants Performed. All of the obligations of URS and the Subsidiary to be performed at or before the Closing pursuant to the terms of this Agreement shall be been duly performed.

                  7.1.3 Certificate. At the Closing, Woodward-Clyde shall have received a Certificate signed by the President of each of URS and the Subsidiary to the effect that each of the conditions set forth in Section 7.1.1 and 7.1.2 have been satisfied.

                  7.1.4 Stockholder Approvals. This Agreement and the Merger shall have been duly approved by the affirmative vote of at least (a) 70% of the shares of Woodward-Clyde Common Stock entitled to vote with respect thereto, (b) a majority of the shares of Woodward-Clyde Preferred Stock entitled to vote with respect thereto, and (c) a majority of the shares of URS Common Stock entitled to vote with respect thereto (collectively, the "Stockholder Approvals").

                  7.1.5 Opinion of Counsel. Cooley Godward llp, counsel to URS, shall have issued an opinion of counsel to Woodward-Clyde, dated the Closing Date, in form and substance reasonably satisfactory to Woodward-Clyde, to the effect that:

                            (i) URS and the Subsidiary are corporations  validly
existing and in good standing under the laws of the State of Delaware and have all requisite corporate power to own, operate and lease their properties and to carry on their businesses as it is now being conducted;

                            (ii)  URS and the  Subsidiary  have  full  corporate
power to enter into this Agreement and to carry out the transactions provided for herein;

                            (iii) All corporate  action  required to be taken on
the part of URS and the Subsidiary to authorize them to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken.

                                       46.

                            (iv)  This  Agreement  has  been  duly  and  validly
authorized, executed and delivered by URS and the Subsidiary and, assuming due authorization, execution, delivery and performance by each of the other parties hereto, constitutes the valid and binding obligations of URS and the Subsidiary, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally and by equitable principles; and

                            (v) The  shares  of URS  Common  Stock  issuable  in
connection with the Merger have been duly and validly authorized and, upon issuance, such shares will be fully paid and nonassessable.

         In giving such opinions, such counsel shall be entitled to rely upon certificates of officers of URS or any of its subsidiaries and public officials with respect to factual matters upon which their opinions may be based, provided that the extent of such reliance is set forth in such opinion and such opinion states that it is reasonable for Woodward-Clyde to rely thereon.

                  7.1.6 Tax Opinion. Woodward-Clyde shall have received a legal opinion of Bronson, Bronson & McKinnon LLP (or, if Bronson, Bronson & McKinnon LLP for any reason does not render such legal opinion, a legal opinion of Cooley Godward llp), dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 6.1.6 and the continuity of interest representations contained in the Affiliate Agreements referred to in
Section 6.2.7.); provided that, in the event that the aggregate amount of the Applicable Common Cash Component exceeds 50% of the total value of the aggregate Merger Consideration determined as of the Closing Date, then this condition shall be deemed to have been waived with no further action on the part of Woodward-Clyde.

                  7.1.7 Listing. The shares of URS Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the New York Stock Exchange and the Pacific Exchange.

                  7.1.8 Form S-4. The Form S-4 pertaining to the URS Common Stock to be issued in connection with the Merger shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  7.1.9 Merger Documents. The Merger Documents shall have been filed with the Secretary of State of the State of Delaware, as required by law.

                                       47.

                  7.1.10 Material Adverse Changes. There shall have been no URS Material Adverse Effect between the date of this Agreement and the date of the Closing.

                  7.1.11 HSR Filing. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transaction contemplated by this Agreement, which action shall not have been withdrawn or terminated.

         Section 7.2 Conditions to Obligations of URS and the Subsidiary. The obligations of URS and the Subsidiary to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

                  7.2.1 Representations and Warranties True at Closing. The representations and warranties contained in this Agreement of Woodward-Clyde shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

                  7.2.2   Covenants   Performed.   All  of  the  obligations  of
Woodward-Clyde to be performed at or before the Closing pursuant to the terms of this Agreement shall be been duly performed.

                  7.2.3 Certificate. At the Closing, URS and the Subsidiary shall have received a Certificate signed by the President of Woodward-Clyde to the effect that each of the conditions set forth in Section 7.2.1 and 7.2.2 have been satisfied.

                  7.2.4 Stockholder Approvals. The Stockholder Approvals shall have been obtained; and the Woodward-Clyde Group, Inc. Shareholders' Agreement (the "Shareholders' Agreement") shall have been effectively amended or terminated in such manner as may be necessary or appropriate to consummate the Merger without further liability or cost to URS thereunder following the Closing Date.

                  7.2.5 Opinion of Counsel. Bronson, Bronson & McKinnon LLP, counsel to Woodward-Clyde, shall have issued an opinion of counsel to URS, dated the Closing Date, in form and substance reasonably satisfactory to URS, to the effect that:

                            (i) Woodward-Clyde is a corporation validly existing
and in good standing under the laws of the State of Delaware and has all requisite corporate power to

                                       48.

own, operate and lease its properties and to carry on its business as it is now being conducted;

                            (ii)  Woodward-Clyde  has  full  corporate  power to
enter into this Agreement and to carry out the transactions provided for herein;

                            (iii) All corporate  action  required to be taken on
the part of Woodward-Clyde to authorize it to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken; and

                            (iv)  This  Agreement  has  been  duly  and  validly
authorized, executed and delivered by Woodward-Clyde and, assuming due authorization, execution, delivery and performance by each of the other parties hereto, constitutes the valid and binding obligation of Woodward-Clyde, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally and by equitable principles.

         In giving such opinions, such counsel shall be entitled to rely upon certificates of officers of Woodward-Clyde or any of its subsidiaries and public officials with respect to factual matters upon which their opinions may be based, provided that the extent of such reliance is set forth in such opinion and such opinion states that it is reasonable for URS to rely thereon.

                  7.2.6 Government Contracts Opinion. URS shall have received a legal opinion of a reputable law firm (reasonably acceptable to URS) experienced in government contracts matters, reasonably satisfactory in form and content to URS, to the effect that the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not contravene, conflict with or result in a violation of, or give any Governmental Body the right to exercise any remedy or to obtain any relief under, any Government Contract to which Woodward-Clyde or any Woodward-Clyde Subsidiary is a party or under which the Woodward-Clyde or any Woodward-Clyde Subsidiary has any rights or obligations.

                  7.2.7 Tax Opinion. URS shall have received a legal opinion of Cooley Godward llp, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 6.1.6 and the continuity of interest representations contained in the Affiliate Agreements referred to in
Section 6.2.7.)

                                       49.

                  7.2.8 Listing. The shares of URS Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the New York Stock Exchange and the Pacific Exchange.

                  7.2.9 Agreements. URS shall have received duly executed copies of the Affiliate Agreements contemplated by Section 6.2.7 and the Employment and Noncompetition Agreements contemplated by Section 6.2.10.

                  7.2.10 Form S-4. The Form S-4 pertaining to the URS Common Stock to be issued in connection with the Merger shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  7.2.11 Merger Documents. The Merger Documents shall have been filed with the Secretary of State of the State of Delaware, as required by law.

                  7.2.12 Material Adverse Changes. There shall have been no Woodward- Clyde Material Adverse Effect between the date of this Agreement and the date of the Closing.

                  7.2.13 HSR Filing. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transaction contemplated by this Agreement, which action shall not have been withdrawn or terminated.

                  7.2.14 Consents. Other than the filing of the Merger Documents as contemplated in Section 1.2, the parties shall have made such filings, and obtained all consents of Governmental Entities, required to consummate the transactions contemplated hereby.

                  7.2.15 No Litigation. There shall not be pending any action, proceeding or other application before any court or Government Entity brought by any Government Entity (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages, or (ii) seeking to prohibit or impose any material limitations on URS's ownership or operation of all or any portion of the combined business of URS and Woodward-Clyde.

                  7.2.16 Financing Arrangements. The conditions set forth in the Commitment Letter shall have been satisfied.

                                       50.

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

         Section 8.1 Public Announcements. URS, the Subsidiary and Woodward-Clyde agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law.

         Section 8.2 Confidentiality. No party to this Agreement shall use or disclose any non-public information obtained from another party for any purpose unrelated to the Merger, and, if this Agreement is terminated for any reason whatsoever, each party shall return to the other all originals and copies of all documents and papers containing all information furnished to such party pursuant to this Agreement, or during the negotiations which preceded this Agreement, and shall neither use nor disclose any such information except to the extent that such information is available to the public, is rightfully obtained from third parties, or is independently developed.

         Section 8.3 Additional Agreements. In case at any time after the Effective Time of the Merger any further action is reasonably necessary or desirable to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary corporate action.

         Section 8.4 Non-Liability of Agents and Stockholders. No stockholder, director, officer or employee of any party hereto shall be individually liable for any breach of the representations, warranties or covenants of any party hereto contained herein in the absence of fraud or willful misconduct on the part of such stockholder, director, officer or employee.

         Section 8.5 Woodward-Clyde Capital Accumulation (Retirement) Plan; GCH Acquisition Corp. Retirement Program. Woodward-Clyde will take and cause to be taken any and all actions necessary or appropriate, including any necessary or appropriate plan amendments, (i) to suspend any obligation to contribute shares of Woodward-Clyde Stock to, or to redeem shares of Woodward-Clyde Stock from, the Woodward-Clyde Capital Accumulation (Retirement) Plan (the "Retirement Plan") during the period from the date of this Agreement to the Effective Time of the Merger, (ii) to either, at the option of URS, terminate the Retirement Plan and/or the GCH Acquisition Corp. Retirement Program (the

                                       51.

"GCH Plan") one day prior to the Effective Time of the Merger and/or merge the Retirement Plan and the CGH Plan with and into the URS 401(k) Retirement Plan from the Effective Time of the Merger, and (iii) to eliminate any options available to the Retirement Plan, the CGH Plan or their participants to purchase employer securities with assets held in the Retirement Plan or the GCH Plan from and after the Effective Time of the Merger.

         Section 8.6 Woodward-Clyde Annual Bonus Plan. Following the Closing, URS will cause to be completed an audit of the consolidated financial statements of Woodward-Clyde for the period beginning on January 1, 1997 and ending on the Closing Date (the "Bonus Period"), which will be prepared in accordance with GAAP applied on a consistent basis with the Woodward-Clyde Financial Statements (the "Woodward-Clyde Interim Financial Statements"). Promptly following the completion of such audit, URS will cause the Surviving Corporation to pay bonuses to the former employees of Woodward-Clyde in a manner consistent with prior practices, but prorated for the Bonus Period, as follows:

                  8.6.1 Bonus Pool. The aggregate amount of the bonus pool (the "Bonus Pool") shall equal the "Annualization Ratio" multiplied by the greater of either (i) $500,000 or (ii) 50% of the excess, if any, of Annualized 1997 Profit over $8,000,000. "Annualized 1997 Profit" shall mean the product of (A) the net income of Woodward-Clyde for the Bonus Period, as reported in the Woodward-Clyde Interim Financial Statements, as adjusted (i) before any deduction for taxes
(ii) before any deduction for any bonuses to be paid pursuant to this Section 8.6, (iii) before the addition of any net income attributable to settlement of the GeoCon Litigation, (iv) before the deduction of any litigation expenses attributable to the GeoCon Litigation up to the amount of the proceeds of any settlement of the GeoCon Litigation, and (v) before deduction of the fees and expenses of OC and legal expenses, loan pre-payment charges and other external expenses incurred by Woodward-Clyde in connection with the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby, divided by (B) the Annualization Ratio. "Annualization Ratio" means the ratio determined by dividing the number of actual days in the Bonus Period by 365.

                  8.6.2 Bonus Pool Allocation. On or before the Closing Date, Woodward-Clyde shall appoint a committee of Woodward-Clyde officers (the "Allocation Committee") which will have responsibility for allocating the amounts available in the Bonus Pool. The Allocation Committee shall allocate bonuses among those individuals who were employed by Woodward-Clyde on the Closing Date based upon its evaluation of the relative contributions of such employees to Woodward-Clyde during the ten month period ending October 31, 1997, and in a manner consistent with the past annual bonus plan allocation practices of Woodward-Clyde. The final bonus allocations determined by the Allocation Committee shall

                                       52.

be subject to the final approval of the Chief Executive Officer of URS, which shall not be unreasonably withheld.

         Section 8.7 URS Board of Directors. On or before the Closing Date, URS will cause the authorized number of directors serving on its Board of Directors to be increased by two (2), and will cause Messrs. Frank S. Waller ("Waller") and Jean-Yves Perez ("Perez"), or in the event either of them is unable to serve, Mr. Robert K. Wilson ("Wilson"), to be appointed to the vacancies created effective as of the Effective Time of the Merger. Subsequent to the Closing Date, URS will take such actions as may be reasonably necessary to nominate Waller and Perez (or, in the event that either or both of them is unable to serve or has ceased to be an employee of URS or any of its Subsidiaries, Wilson) for reelection, and to vote any proxies obtained on behalf of the URS Board of Directors for their reelection, at any meeting of the URS stockholders at which directors are to be elected or in connection with any action to be taken by written consent by the URS stockholders for the election of directors, until the second anniversary of the Closing Date. In the event that either Waller or Perez (or Wilson if he is then serving as a director of URS) ceases to be employed by URS or any of its Subsidiaries within such two year period, then he shall resign his position as a director concurrent with such termination of employment.

                                       53.

                                    ARTICLE 9

                                   TERMINATION

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the Stockholder Approvals have been obtained:

                  9.1.1     by mutual written consent of URS and Woodward-Clyde;

                  9.1.2 by either Woodward-Clyde or URS if (i) the Stockholder Approvals shall not have been obtained at duly called meetings of the stockholders of Woodward-Clyde and URS or any adjournment thereof; (ii) a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) the Merger shall not have been consummated before December 31, 1997 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement);

                  9.1.3 By URS if there has been a breach by Woodward-Clyde of any representation, warranty, covenant or other agreement in this Agreement which has a Woodward-Clyde Material Adverse Effect, and such breach has not been cured, or Woodward-Clyde has not commenced reasonable efforts to cure such breach, within thirty (30) days after written notice of such breach is given by URS to Woodward-Clyde;

                  9.1.4 By URS if Woodward-Clyde shall enter into any discussions, negotiations or any letter of intent, understanding or other agreement relating to an Acquisition Proposal, provided that no such termination shall affect the rights of URS to reimbursement of expenses and the Termination Fee as provided in Section 6.2.3; or

                  9.1.5 By Woodward-Clyde if there has been a breach by URS or the Subsidiary of any material representation, warranty, covenant or other agreement, and such breach has not been cured, or URS and the Subsidiary have not commenced reasonable efforts to cure such breach, within thirty (30) days after written notice of such breach is given by Woodward-Clyde to URS. In the event of a breach by URS of the covenant set forth in the last sentence of
Section 6.3.4, then termination of this Agreement under this Section 9.1.5 shall be the sole remedy of Woodward-Clyde with respect to such breach.

                                       54.

                  9.1.6 By  Woodward-Clyde if any of the conditions set forth in
Section 7.1 hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become impossible to fulfill for reasons beyond the control of Woodward-Clyde, and such condition shall not have been waived.

                  9.1.7 By URS if any of the conditions set forth in Section 7.2 hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become impossible to fulfill for reasons beyond the control of URS, and such condition shall not have been waived.

         Where  action is taken to  terminate  this  Agreement  pursuant to this
Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action without any requirement to submit such action to the stockholders of such party.

         Section 9.2 Effect of Termination and Abandonment. In the event of termination of the Agreement by either Woodward-Clyde or URS as provided in
Section 9.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Woodward-Clyde, URS or the Subsidiary, or their respective officers and directors, except that (i) the provisions of Section 6.2.3, this Section 9.2, and the Confidentiality Agreement shall survive any such termination, and (ii) no party whose breach of its representations, warranties, covenants or agreements set forth in this Agreement was the basis of the other party's termination of this Agreement shall be relieved from liability for damages occasioned by such breach, including any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby.

         Section 9.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors at any time before or after the Stockholder Approvals, but after the respective Stockholder Approvals, no amendment shall be made which by law requires the further approval of such stockholders without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, any party hereto, by action taken by its Board of Directors may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements, covenants, or conditions for the benefit of such party

                                       55.

contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of these rights.

                                   ARTICLE 10

                                  MISCELLANEOUS

         Section 10.1 Survival of Representations and Warranties. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time of the Merger. This Section 10.1 shall not limit any covenant or agreement after the Effective Time of the Merger.

         Section 10.2 Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by any party making the waiver.

         Section 10.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed in original, but all of which together shall constitute one and the same instrument.

         Section 10.4 Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

         Section 10.5 Fees and Expenses. Except as otherwise expressly provided, each of the parties shall pay their own fees, costs and expenses (including, without limitation, legal and accounting expenses) incurred, or to be incurred, by them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                                       56.

         Section 10.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile on the party to whom notice is to be given, or on the fifth day after mailing, if mailed to the party on whom notice is to be given, by registered or certified mail, postage prepaid, and properly addressed as follows:

         If to URS and the Subsidiary:

                                 URS  Corporation 100
                                 California  Street,  Suite
                                 500 San Francisco,  CA 94111-5239
                                 Attn: Kent P. Ainsworth
                                 Facsimile: (415) 398-1905
                                 Confirmation: (415) 774-2700

                                 with a copy to:

                                 Cooley Godward llp
                                 One Maritime Plaza, 20th Floor
                                 San Francisco, CA  94111-3580
                                 Attn: Samuel M. Livermore, Esq.
                                 Facsimile:  (415) 951-3699
                                 Confirmation:  (415) 693-2000

         If to Woodward-Clyde:

                                 Woodward-Clyde Group, Inc.
                                 4582 S. Ulster Street, Suite 600
                                 Denver, CO  80237
                                 Attn:  Robert K. Wilson
                                 Facsimile:  (303) 740-2650
                                 Confirmation: (303) 740-2600

                                       57.

                                 with a copy to:

                                 Bronson, Bronson & McKinnon LLP
                                 505 Montgomery Street
                                 San Francisco, CA  94111-2514
                                 Attn:  Paul J. Sanner, Esq.
                                 Facsimile:  (415) 982-1397
                                 Confirmation:  (415) 986-4200

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

         Section 10.7 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, without giving effect to provisions thereof relating to conflicts of law.

         Section 10.8 Further Action. Each of the parties hereto shall use such party's best efforts to take such action as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

         Section 10.9 No Third Party Beneficiary. Nothing herein is intended to create rights in any third party.

         Section 10.10 Effect of Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         Section  10.11   Severability.   If  any  term  of  this  Agreement  or
application thereof shall be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       58.

         In Witness Whereof, the parties to this Agreement have duly executed it on the day and year first above written.

WOODWARD-CLYDE:                           WOODWARD-CLYDE GROUP, INC.


                                          By:/s/Robert K. Wilson
                                             ----------------------
                                          Name:     Robert K. Wilson
                                          Title:    Executive Vice President and
                                                    Chief Financial Officer

URS:                                      URS CORPORATION


                                          By:/s/Kent. P. Ainsworth
                                             ----------------------
                                          Name:     Kent. P. Ainsworth
                                          Title:    Executive Vice President and
                                                    Chief Financial Officer

THE SUBSIDIARY:                           W-C ACQUISITION CORPORATION


                                          By:/s/Kent. P. Ainsworth
                                             ----------------------
                                          Name:     Kent. P. Ainsworth
                                          Title:    Vice President and
                                                    Chief Financial Officer

                                       59.

                                 ACKNOWLEDGMENT
                         OF THE GENERAL TRUSTEES OF THE
              WOODWARD-CLYDE CAPITAL ACCUMULATION (RETIREMENT PLAN)


The undersigned, constituting all the General Trustees of the Woodward-Clyde Capital Accumulation (Retirement) Plan (the "Retirement Plan"), hereby acknowledge that they have received and reviewed the foregoing Agreement and Plan of Merger Among Woodward-Clyde Group, Inc., URS Corporation and W-C Acquisition Corporation (the "Agreement"), and hereby approve, accept and agree to the terms of the Agreement and the merger contemplated thereby insofar as they relate, directly or indirectly, to the Retirement Plan or to the shares of Woodward-Clyde Stock held by the Retirement Plan.


/s/Richard L. Fuller
--------------------
name: Richard L. Fuller


/s/Frank S. Waller
------------------
name: Frank S. Waller


/s/James R. Obermeyer
---------------------
name: James R. Obermeyer

                                       60.